As filed with the Securities and Exchange Commission on November 12, 1999,
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                  CIMNET, INC.
                 (Name of Small Business Issuer in Its Charter)
                                   -----------

          DELAWARE                           7372                  82-0273780
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                              946 West Penn Avenue
                               Robesonia, PA 19551
                                 (610) 693-3114
                          (Address and Telephone Number
  of Registrant's Principal Executive Offices and Principal Place of Business)
                                   -----------

                               JOHN D. RICHARDSON
                      President and Chief Executive Officer
                                  CIMNET, INC.
                              946 West Penn Avenue
                               Robesonia, PA 19551
                                 (610) 693-3114
            (Name, Address and Telephone Number of Agent for Service)
                                   -----------
                                 with a copy to:
                              Alan N. Forman, Esq.
                         Berlack, Israels & Liberman LLP
                              120 West 45th Street
                            New York, New York 10036
                                  212-704-0100

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                               PROPOSED MAXIMUM     MAXIMUM AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO   DOLLAR AMOUNT TO BE    OFFERING PRICE PER        OFFERING             AMOUNT OF
            BE REGISTERED                 REGISTERED (1)           SHARE(2)             PRICE(3)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common  Stock,  par value  $.0001 per       1,724,300               $1.125            $1,939,837.50           $539.27
share
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                         $539.27
============================================================================================================================

(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the closing price of the Company's common stock as reported on the OTC Bulletin Board on November 10, 1999 in accordance with Rule 457 under the Securities Act of 1933.
(3)      The Company will not receive any proceeds from this Offering.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1999

                                   PROSPECTUS

                                  [CIMNET LOGO]
                                  CIMNET, INC.

          1,724,300 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE


                           ---------------------------

THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE __ IN DETERMINING WHETHER TO PURCHASE CIMNET, INC. COMMON STOCK.

                            -------------------------

         The selling stockholders identified on pages of this prospectus are offering these shares of common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" on page [35]. We will not receive any portion of the proceeds from the sale of these shares.

         Cimnet, Inc.'s common stock is quoted on the OTC Bulletin Board under the symbol "CIMK". On November 10, 1999, the last sale price of the common stock on the OTC Bulletin Board was $1.125 per share. As of the date of this Prospectus, there are 4,899,000 shares of common stock outstanding.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ----------------------

                 THE DATE OF THIS PROSPECTUS IS _________, 1999.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION..........................................................1
OUR COMPANY....................................................................1
RISK FACTORS...................................................................2
USE OF PROCEEDS...............................................................13
DIVIDEND POLICY...............................................................13
CAPITALIZATION................................................................14
DILUTION......................................................................14
SELECTED FINANCIAL DATA.......................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.........................................16
BUSINESS......................................................................22
MARKET FOR REGISTRANT'S COMMON EQUITY AND
  RELATED STOCKHOLDER MATTERS.................................................30
MANAGEMENT....................................................................31
EXECUTIVE COMPENSATION........................................................33
PRINCIPAL STOCKHOLDERS........................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................36
PLAN OF DISTRIBUTION..........................................................37
SELLING STOCKHOLDERS..........................................................38
DESCRIPTION OF CAPITAL STOCK..................................................42
SHARES ELIGIBLE FOR FUTURE SALE...............................................45
LEGAL MATTERS.................................................................46
EXPERTS.......................................................................46
CHANGE IN INDEPENDENT ACCOUNTANTS.............................................46
ADDITIONAL INFORMATION........................................................47
FINANCIAL STATEMENTS..........................................................48

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                                   OUR COMPANY

         We provide software that assists manufacturing companies in automating the manufacturing process so that ultimately our software customers can operate "paperless factories." Our software sold under the CIMNET(R) brand name is a manufacturing execution system (MES) used by aerospace, automotive and discrete manufacturers which enables them to monitor work flows on a real time basis. "Discrete" manufacturers create products by assemblying component parts. Our hardware and software products enable manufacturers to gather and display information about the manufacturing process and permits workers to interact with and control that process. As a result, we believe customers using our products can reduce operating costs and improve the quality of the products being produced by providing real time information to employees who are vital to the manufacturing process.

         Below is a list of some of our significant customers since January, 1998. These customers, in the aggregate, represented approximately 26% and 22% of the total revenue in fiscal year 1998 and the six-month period ended June 30, 1999, respectively.

o         AMP, Inc.
o         Amphenol Corporation
o         Boston Gear
o         Carrier Corporation
o         Catterpillar, Inc.
o         FMC Corporation
o         Morris Material Handling, LLC
o         Motek Engineering and Manufacturing, Inc.
o         Synthes USA Prototype Shop
o         Toyo Tanso USA, Inc.
o         Twin Precision Manufacturing Corporation
o         Tyler Refrigeration Corporation
o         United Defense LP
o         U.S. Department of the Navy

         As of December 30, 1998, Western Technology & Research, Inc., an inactive publicly held shell corporation ("Western Tech"), Cimnet, Inc. ("Cimnet") and Cimnet Acquisition Corp. ("Cimnet Acquisition"), a subsidiary of Western Tech, entered into an Agreement and Plan of Merger, pursuant to which Cimnet Acquisition merged with and into Cimnet (the "Merger") on March 2, 1999. The merger was accounted for as a reverse acquisition followed by a recapitalization. As a result of the Merger:

o        Cimnet became a wholly owned subsidiary of Western Tech;
o the stockholders of Cimnet became the beneficial owners of an aggregate of 4,430,000 shares of the Western Tech's common stock or 85.5% of the total shares of the common stock outstanding; and
o the existing members of the Board of Directors resigned and a new board of directors was appointed consisting of John D. Richardson, David Birk and Andrew Roosevelt.

         Previously, Messrs. Zennith S. Merrit and Thomas M. Hockaday were the directors of Western Tech. Also, as a result of the Merger, Mr. Richardson became the beneficial owner of 3,645,000 shares of Western Tech common stock, or approximately 71% of the shares of common stock outstanding. On June 8, 1999, a majority of the Western Tech's stockholders approved a merger of Western Tech with and into Cimnet. As a result, as of June 22, 1999 Western Tech became a Delaware corporation, its name changed to Cimnet, Inc. and our symbol on the OTC Bulletin Board changed to "CIMK". Our principal executive offices are located at 946 West Penn Avenue, Robesonia, Pennsylvania 19551, and our telephone number is
(610) 693-3114.

         As used in this prospectus, the words "we", "us", "our", "Cimnet" and the "Company" refer to Cimnet, Inc., a Delaware corporation.


                                  RISK FACTORS

         You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock.

RISKS RELATED TO OUR BUSINESS

WE HAVE INCURRED SUBSTANTIAL LOSSES AND      During  the  fiscal   years   ended
WE MAY NOT BE PROFITABLE IN THE FUTURE       December  31,  1997  and  1998,  we
                                             reported  losses  of  $510,148  and
                                             $27,050, respectively. We cannot be
                                             certain  if or when we will  become
                                             profitable.   Failure   to  achieve
                                             profitability  within the timeframe
                                             expected by investors may adversely
                                             affect  the  market  price  of  our
                                             common   stock.   As  a  result  of
                                             accumulated  operating  losses,  at
                                             June   30,   1999,    we   had   an
                                             accumulated deficit of $692,573. We
                                             have  generated   relatively  small
                                             amounts of  revenue,  while in 1998
                                             we  increased  expenditures  in all
                                             areas, particularly in research and
                                             development     and    sales    and
                                             marketing,  in order to execute our
                                             business   plan.   During  the  six
                                             months   ended   June   30,   1999,
                                             however,  we have  reduced  certain
                                             expenses as a result of a reduction
                                             in personnel, but such expenses may
                                             increase in the future.

OUR QUARTERLY OPERATING RESULTS MAY          We derive a significant  portion of
FLUCTUATE BECAUSE WE DEPEND ON A SMALL       our  software  license  revenue  in
NUMBER OF LARGE ORDERS                       each quarter from a small number of
                                             relatively   large   orders.    Our
                                             operating  results for a particular
                                             fiscal  period could be  materially
                                             adversely affected if we are unable
                                             to complete one or more substantial
                                             license   sales  planned  for  that
                                             period.  From time to time, we have
                                             customers  that  account  for  more
                                             than  25%  of  our  total   revenue
                                             during   a   fiscal   quarter.   In
                                             addition,    the    purchase    and
                                             implementation   of  our   products
                                             typically   involve  a  significant
                                             cost  to our  customers,  including
                                             the  purchase  of related  hardware
                                             and  software,  as well as training
                                             and   integration    costs.   These
                                             implementations     also    include
                                             substantial commitment of resources
                                             by   our    customers    or   their
                                             consultants over an extended period
                                             of time.  As a  result,  our  sales
                                             cycle is relatively long.

                                             In addition,  our services revenue,
                                             which is  largely  correlated  with
                                             our license revenue, has fluctuated
                                             and may fluctuate in the future due
                                             to   significant   consulting   and
                                             implementation  services  performed
                                             in a quarter.  Investors should not
                                             expect a  commensurate  increase in
                                             services   revenue  between  future
                                             quarters.

DISAPPOINTING QUARTERLY REVENUE OR           Our quarterly revenue and operating
OPERATING RESULTS COULD CAUSE THE PRICE      results  are  difficult  to predict
OF OUR COMMON STOCK TO FALL                  and  may  fluctuate   significantly
                                             from  quarter  to  quarter.  If our
                                             quarterly   revenue  or   operating
                                             results fall below the expectations
                                             of    investors    or    securities
                                             analysts,  the price of our  common
                                             stock could fall substantially.

                                             Our quarterly revenue may fluctuate
                                             as  a  result  of  a   variety   of
                                             factors, including the following

                                             o    the market  for  manufacturing
                                                  automation  software operating
                                                  on  personal  computers  is in
                                                  its   preliminary   stage   of
                                                  development    and    it    is
                                                  therefore     difficult     to
                                                  accurately   predict  customer
                                                  demand; and

                                             o    sales   cycle   for  our
                                                  products and  services  varies
                                                  substantially from customer to
                                                  customer,  and we  expect  the
                                                  sales  cycle to be long.  As a
                                                  result,   we  have  difficulty
                                                  determining  whether  and when
                                                  we   will   receive    license
                                                  revenue   from  a   particular
                                                  customer.

                                             In  addition,  because  our revenue
                                             from  implementation,   maintenance
                                             and  training  services  is largely
                                             correlated    with   our    license
                                             revenue,   a  decline   in  license
                                             revenue  could also cause a decline
                                             in our services revenue in the same
                                             quarter or in subsequent quarters.

                                             Most  of  our  expenses,   such  as
                                             employee compensation and rent, are
                                             relatively fixed in the short term.
                                             Moreover,  our  expense  levels are
                                             based, in part, on our expectations
                                             regarding future revenue levels. As
                                             a   result,   if   revenue   for  a
                                             particular  quarter  is  below  our
                                             expectations,    we    could    not
                                             proportionately   reduce  operating
                                             expenses  for  that  quarter,   and
                                             therefore  this  revenue  shortfall
                                             would   have   a   disproportionate
                                             effect  on our  expected  operating
                                             results for that quarter.

OUR BUSINESS WILL BE ADVERSELY AFFECTED      Our  products  address a relatively
IF MANUFACTURING AUTOMATION SOFTWARE         new   market   for    manufacturing
SOLUTIONS ARE NOT WIDELY ADOPTED             automation  software  operating  on
                                             personal computers.  Therefore, our
                                             future       success        depends
                                             substantially  upon the adoption by
                                             manufacturers of our software.  The
                                             failure  of this  market to further
                                             develop,   or  a   delay   in   the
                                             development  of this market,  would
                                             have a material  adverse  effect on
                                             our business,  financial  condition
                                             and    operating    results.    The
                                             manufacturing   industry   in   the
                                             United States has experienced,  and
                                             is    expected   to   continue   to
                                             experience,  significant  shift  to
                                             overseas  facilities  which because
                                             of   geographical    and   language
                                             barriers  makes  it more  difficult
                                             for us to  sell  our  products  and
                                             services. In addition, our software
                                             could  lose  its  viability  due to
                                             delays   in  the   development   or
                                             adoption  of  new   standards   and
                                             protocols   in  the   manufacturing
                                             industry.

INTENSE COMPETITION FROM OTHER               The    market    for    PC    based
TECHNOLOGY COMPANIES MAY ADVERSELY           manufacturing  automation  software
AFFECT OUR FINANCIAL CONDITION AND           applications      is      intensely
OPERATING RESULTS                            competitive.  If we are  unable  to
                                             compete effectively,  our business,
                                             financial  condition  and operating
                                             results    would   be    materially
                                             adversely  affected.  Many  of  our
                                             current and  potential  competitors
                                             have  longer  operating  histories,
                                             greater   name    recognition   and
                                             substantially   greater  financial,
                                             technical,  marketing,  management,
                                             service,    support    and    other
                                             resources  than  we do.  Therefore,
                                             they  may be able to  respond  more
                                             quickly  than  we  can  to  new  or
                                             changing             opportunities,
                                             technologies, standards or customer
                                             requirements.   In   addition,   we
                                             expect  that new  competitors  will
                                             enter  the  market  with  competing
                                             products as the size and visibility
                                             of    the    market     opportunity
                                             increases.   We  also  expect  that
                                             competition   will  increase  as  a
                                             result   of    software    industry
                                             consolidations  and  formations  of
                                             alliances       among      industry
                                             participants. Increased competition
                                             could result in pricing  pressures,
                                             reduced  margins or the  failure of
                                             our products to achieve or maintain
                                             market  acceptance.  See  "Business
                                             --Competition."

WE HAVE A LIMITED NUMBER OF PRODUCTS AND     Although   we  sell  a  variety  of
WE MAY NOT BE ABLE TO DEVELOP NEW            hardware and software products, the
PRODUCTS OR ENHANCE EXISTING PRODUCTS ON     bulk    of   our    revenues    are
A TIMELY BASIS                               concentrated   in   the   CIMNET(R)
                                             family of products  for  industrial
                                             automation     applications.     We
                                             introduced  the initial  version of
                                             CIMNET(R)   Folders  in  September,
                                             1994.  Revenues  from the family of
                                             products  have  grown  rapidly  and
                                             represented   over   58%   of   the
                                             Company's  total  revenues  in 1998
                                             and 29% during the six months ended
                                             June  30,  1999.   We  expect  that
                                             revenues  from these  products will
                                             continue    to   account    for   a
                                             substantial    portion    of    our
                                             revenues.  The life  cycles  of our
                                             products are  difficult to estimate
                                             due  in   large   measure   to  the
                                             relatively  recent emergence of the
                                             market for our products, the future
                                             effect of product  enhancements and
                                             future  competition.   Declines  in
                                             demand for these products,  whether
                                             as   a   result   of   competition,
                                             technological  change or otherwise,
                                             or price  reductions  would  have a
                                             material   adverse  effect  on  the
                                             Company's operating results.

                                             To be competitive,  we must develop
                                             and introduce on a timely basis new
                                             products  and product  enhancements
                                             which  meet the needs of  companies
                                             seeking    to   deploy   PC   based
                                             manufacturing  automation  software
                                             applications.  We have in the  past
                                             failed to ship certain new products
                                             or  product   enhancements  by  our
                                             planned  shipment  date. If we fail
                                             to  develop   and   introduce   new
                                             products      and      enhancements
                                             successfully and on a timely basis,
                                             it could  have a  material  adverse
                                             effect on our  business,  operating
                                             results and financial condition.

WE RELY ON INDEPENDENT DISTRIBUTORS          We  have   relied   and  expect  to
                                             continue  to  rely  on  independent
                                             distributors  for the marketing and
                                             distribution of our products. These
                                             distributors   may  also  represent
                                             other  lines of  products,  some of
                                             which  may be  complementary  to or
                                             competitive with our products.  Our
                                             distributors  are  not  within  our
                                             control  and are not  obligated  to
                                             purchase products from the Company.
                                             While we encourage our distributors
                                             to focus primarily on the promotion
                                             and sale of our products, there can
                                             be   no   assurance    that   these
                                             distributors  will not give  higher
                                             priority   to  the  sale  of  other
                                             products,     including    products
                                             developed  by existing or potential
                                             competitors.  A reduction  in sales
                                             efforts or  discontinuance of sales
                                             of our products by our distributors
                                             could  lead to  reduced  sales  and
                                             could    adversely    affect    our
                                             business,   operating  results  and
                                             financial condition.

LOSS OF KEY PERSONNEL COULD ADVERSELY        Our  future  success  depends  to a
AFFECT OUR BUSINESS                          significant  degree on the  skills,
                                             experience  and  efforts of John D.
                                             Richardson,   III,   our   founder,
                                             Chairman  of the  Board  and  Chief
                                             Executive Officer.  The loss of the
                                             services  of Mr.  Richardson  could
                                             have a material  adverse  effect on
                                             our business, operating results and
                                             financial condition. We also depend
                                             on the  ability  of  our  executive
                                             officers   and  other   members  of
                                             senior     management    to    work
                                             effectively  as a team. The loss of
                                             one  or  more   of  our   executive
                                             officers   and  other   members  of
                                             senior   management  could  have  a
                                             material   adverse  effect  on  our
                                             business,   operating  results  and
                                             financial condition.

WE MAY BE UNABLE TO HIRE AND RETAIN THE      Qualified  personnel  are in  great
SKILLED PERSONNEL WE NEED TO SUCCEED         demand   throughout   the  software
                                             industry.  The demand for qualified
                                             personnel is particularly  acute in
                                             our  area   because  of  a  limited
                                             supply of  skilled  workers  within
                                             commuting     distance    of    our
                                             headquarters      in     Robesonia,
                                             Pennsylvania.  Our success  depends
                                             in large  part upon our  ability to
                                             attract, train, motivate and retain
                                             highly      skilled      employees,
                                             particularly  marketing  personnel,
                                             software engineers and other senior
                                             personnel.  Our  failure to attract
                                             and  retain  the  highly-   trained
                                             technical    personnel   that   are
                                             integral     to     our     product
                                             development,  sales  and  marketing
                                             and  support  teams  may  limit the
                                             rate at  which we can  develop  new
                                             products  or product  enhancements.
                                             This could have a material  adverse
                                             effect on our  business,  operating
                                             results and financial condition.

WE MAY BE UNABLE TO PROTECT OUR              Our    success    depends    to   a
PROPRIETARY TECHNOLOGY RIGHTS                significant    degree    upon   the
                                             protection   of  our  software  and
                                             other    proprietary     technology
                                             rights.  We rely on  trade  secret,
                                             copyright  and  trademark  laws and
                                             confidentiality   agreements   with
                                             employees and third-parties, all of
                                             which     offer    only     limited
                                             protection.  Moreover,  the laws of
                                             other  countries in which we market
                                             our products  may afford  little or
                                             no  effective   protection  of  our
                                             proprietary technology. The reverse
                                             engineering,  unauthorized  copying
                                             or  other  misappropriation  of our
                                             proprietary technology could enable
                                             third  parties to benefit  from our
                                             technology  without  paying  us for
                                             it.  This  could  have  a  material
                                             adverse  effect  on  our  business,
                                             operating   results  and  financial
                                             condition.  If we  resort  to legal
                                             proceedings    to    enforce    our
                                             intellectual  property rights,  the
                                             proceedings could be burdensome and
                                             expensive  and could involve a high
                                             degree of risk.  See  "Business  --
                                             Intellectual      Property      and
                                             Proprietary Rights."

CLAIMS BY OTHER COMPANIES THAT OUR           If  any  of  our  products  violate
PRODUCTS INFRINGE THEIR COPYRIGHTS OR        third party proprietary  rights, we
PATENTS COULD ADVERSELY AFFECT OUR           may be  required  to  engineer  our
FINANCIAL CONDITION                          products or seek to obtain licenses
                                             from  third   parties  to  continue
                                             offering   our   products   without
                                             substantial   reengineering.    Any
                                             efforts to reengineer  our products
                                             or  obtain   licenses   from  third
                                             parties may not be successful  and,
                                             in any  case,  would  substantially
                                             increase   our  costs  and  have  a
                                             material   adverse  effect  on  our
                                             business,   operating  results  and
                                             financial  condition.   We  do  not
                                             conduct     comprehensive    patent
                                             searches to  determine  whether the
                                             technology  used  in  our  products
                                             infringes  patents  held  by  third
                                             parties.   In   addition,   product
                                             development is inherently uncertain
                                             in a rapidly evolving technological
                                             environment  in which  there may be
                                             numerous    patent     applications
                                             pending,    many   of   which   are
                                             confidential   when   filed,   with
                                             regard to similar technologies. See
                                             "Business -- Intellectual  Property
                                             and Proprietary Rights."


OUR USE OF THE "CIMNET" TRADEMARKS MAY       Our use of  "CIMNET" as well as the
INFRINGE THE TRADEMARK RIGHTS OF OTHER       use of other  names,  may result in
COMPANIES                                    costly      litigation,      divert
                                             management's      attention     and
                                             resources,  cause product  shipment
                                             delays  or  require  Cimnet  to pay
                                             damages   and/or   to  enter   into
                                             royalty  or license  agreements  to
                                             continue  to  use a  product  name.
                                             Cimnet  may  be  required  to  stop
                                             using  the name  "Cimnet"  or other
                                             names   currently   used   for  its
                                             products. Any of these events could
                                             have a material  adverse  effect on
                                             our business, operating results and
                                             financial condition.

                                             In  June  1992,   our   predecessor
                                             company,  J.N.L.  Industries,  Inc.
                                             registered  the  Cimnet   trademark
                                             with the U.S.  Patent and Trademark
                                             Office for  International  Class 9.
                                             In    order   to    maintain    the
                                             effectiveness    of   a   trademark
                                             registration,    the   Patent   and
                                             Trademark  Office  requires that an
                                             affidavit  be filed with the Patent
                                             and  Trademark  Office  within  the
                                             fifth year  following  registration
                                             confirming  continued  use  of  the
                                             trademark.  We  failed  to  file an
                                             affidavit in 1997,  and  therefore,
                                             our   registration  of  the  Cimnet
                                             trademark   lapsed.   However,   in
                                             August  1999,   we  filed   another
                                             application  with  the  Patent  and
                                             Trademark  Office  for  the  Cimnet
                                             trademark,      and     anticipate,
                                             obtaining    acceptance    of   our
                                             registration  of the  trademark  in
                                             the near future.

WE MAY LOSE ACCESS TO THIRD-PARTY            We  incorporate  into our  products
TECHNOLOGY USED IN OUR PRODUCTS              technology   licensed   from  third
                                             parties,  such as Oracle Corp.  The
                                             loss of access  to this  technology
                                             could   result  in  delays  in  the
                                             development and introduction of new
                                             products  or   enhancements   until
                                             equivalent      or      replacement
                                             technology  could be  accessed,  if
                                             available, or developed internally,
                                             if  feasible.  These  delays  could
                                             have a material  adverse  effect on
                                             our business, operating results and
                                             financial condition. It is possible
                                             that  technology  from  others will
                                             not   be   available   to   us   on
                                             commercially  reasonable  terms, if
                                             at all.

OUR BUSINESS COULD BE ADVERSELY AFFECTED Software products as complex as IF OUR PRODUCTS FAIL TO PERFORM PROPERLY ours may contain undetected errors, or bugs,  which  result in  product
                                             failures,   or  otherwise  fail  to
                                             perform in accordance with customer
                                             expectations.  Our  products may be
                                             particularly susceptible to bugs or
                                             performance  degradation because of
                                             the     emerging      nature     of
                                             manufacturing  automation  software
                                             technologies.  Product  performance
                                             problems could result in loss of or
                                             delay in  revenue,  loss of  market
                                             share,  failure to  achieve  market
                                             acceptance,       diversion      of
                                             development  resources or injury to
                                             our reputation,  any of which could
                                             have a material  adverse  effect on
                                             our business, operating results and
                                             financial  condition.   We  warrant
                                             some of our  products for one year,
                                             providing   customers  a  right  to
                                             refund a portion of the license fee
                                             if we  are  unable  to  correct  an
                                             error in the product.  To date,  no
                                             customer  has  requested  a  refund
                                             under  the   warranty   provisions.
                                             However,  if  we  are  required  to
                                             refund   significant   portions  of
                                             license    fees,    our   business,
                                             operating   results  and  financial
                                             condition   could   be   materially
                                             adversely affected.

WE COULD INCUR SUBSTANTIAL COSTS AS A        Our   products    are    frequently
RESULT OF PRODUCT LIABILITY CLAIMS           critical to the  operations  of our
RELATING TO OUR CUSTOMERS' CRITICAL          customers'   businesses.    Despite
BUSINESS OPERATIONS                          employing      software     license
                                             agreements    that    significantly
                                             limited  our  liability,  if one of
                                             our products  fails, a customer may
                                             assert  a  claim  for   substantial
                                             damages  against us,  regardless of
                                             our    responsibility    for   such
                                             failure.  Product  liability claims
                                             could    require    us   to   spend
                                             significant   time  and   money  in
                                             litigation  or to  pay  significant
                                             damages.   Although   we   maintain
                                             general    liability     insurance,
                                             including  coverage  for errors and
                                             omissions,    there   can   be   no
                                             assurance  that such  coverage will
                                             continue   to   be   available   on
                                             reasonable   terms   or   will   be
                                             available in amounts  sufficient to
                                             cover one or more large claims,  or
                                             that the insurer  will not disclaim
                                             coverage as to any future claim.

WE MAY BE AFFECTED BY UNEXPECTED YEAR        Many existing  computer systems and
2000 TECHNOLOGY PROBLEMS                     software  products do not  properly
                                             recognize  dates after December 31,
                                             1999.  This Year 2000 problem could
                                             result  in  miscalculations,   data
                                             corruption,   system   failures  or
                                             disruptions of  operations.  We are
                                             subject  to  potential   Year  2000
                                             problems  affecting  our  products,
                                             our   customers'    systems,    our
                                             internal systems and the systems of
                                             our  vendors,  any of  which  could
                                             have a material  adverse  effect on
                                             our business, operating results and
                                             financial condition.

                                             Changing   purchasing  patterns  of
                                             customers  impacted  by  Year  2000
                                             issues   may   result  in   reduced
                                             resources  available  for purchases
                                             of  automated   software   business
                                             solutions.  Although we believe all
                                             of our  software  products are Year
                                             2000  compliant,  there  can  be no
                                             assurance  that Year 2000 errors or
                                             defects will not be  discovered  in
                                             our internal  software systems and,
                                             if  such   errors  or  defects  are
                                             discovered,   there   can   be   no
                                             assurance  that the costs of making
                                             such  systems  Year 2000  compliant
                                             will not be material.

                                             Year 2000  errors or defects in the
                                             internal systems  maintained by our
                                             vendors  could  require us to incur
                                             significant  unanticipated expenses
                                             to remedy any  problems  or replace
                                             affected vendors. See "Management's
                                             Discussion    and    Analysis    of
                                             Financial  Condition and Results of
                                             Operations  -- Year 2000  Readiness
                                             Disclosure."

RISKS ASSOCIATED WITH THIS OFFERING OF OUR COMMON STOCK

THE PRICE OF OUR COMMON STOCK AFTER The price of our common stock that will THIS OFFERING MAY BE LOWER THAN THE prevail in the market after this
PRICE YOU PAY                           offering may be higher or lower than the
                                        price you pay. Presently, we have had extremely limited trading in our common stock and an active trading market in our stock might not develop and if it does develop, it may not continue.

OUR COMMON STOCK IS PARTICULARLY        The stock market in general has recently
SUBJECT TO VOLATILITY BECAUSE OF        experienced  extreme  price  and  volume
THE INDUSTRY THAT WE ARE IN             fluctuations.  In  addition,  the market
                                        prices  of   securities   of  technology
                                        companies,     particularly     software
                                        companies, have been extremely volatile,
                                        and have experienced  fluctuations  that
                                        have    often    been    unrelated    or
                                        disproportionate    to   the   operating
                                        performance  of  such  companies.  These
                                        broad    market    fluctuations    could
                                        adversely affect the market price of our common stock.

THE SIGNIFICANT CONTROL OVER            John D. Richardson,  our founder,  Chief
STOCKHOLDER VOTING MATTERS WHICH        Executive  Officer  and  Chairman of the
MAY BE EXERCISED BY OUR EXECUTIVE       Board controls  approximately 69% of the
OFFICERS AND DIRECTORS WILL DEPRIVE     outstanding  common stock.  As a result,
YOU OF THE ABILITY TO INFLUENCE         he will be able to control  all  matters
CORPORATE ACTIONS                       requiring      stockholder     approval,
                                        including  the election of directors and
                                        approval   of   significant    corporate
                                        transactions.   This   concentration  of
                                        ownership   may  have  the   effect   of
                                        delaying,   preventing  or  deterring  a
                                        change  in  control  of  Cimnet,   could
                                        deprive   our    stockholders    of   an
                                        opportunity to receive a premium for their common stock as part of a sale of Cimnet and might affect the market price of our common stock.

FUTURE SALES BY EXISTING SECURITY       If  our  existing  stockholders  sell  a
HOLDERS COULD DEPRESS THE MARKET        large  number of  shares  of our  common
PRICE OF OUR COMMON STOCK               stock,  the  market  price of the common
                                        stock   could   decline   significantly.
                                        Moreover,  the  perception in the public
                                        market  that our  existing  stockholders
                                        might sell shares of common  stock could
                                        depress  the market  price of the common
                                        stock.   As  of   the   date   of   this
                                        Prospectus,  there are 4,899,000  shares
                                        outstanding.  Of these shares, 1,724,300
                                        shares will be  available  for resale in
                                        the public  market  without  restriction
                                        immediately  upon the  effectiveness  of
                                        Cimnet's  Registration   Statement  that
                                        includes this Prospectus,  none of which
                                        shares are subject to lock-up agreements
                                        or  other  restrictions.   In  addition,
                                        4,049,000 shares (which includes the shares registered under the registration statement that includes this Prospectus) will be available for resale in the public market subject to Rule 144 of the Securities Act of 1933 commencing on March 2, 2000.

                                        After  this   offering,   we  intend  to
                                        register approximately  1,000,000 shares
                                        of our  common  stock  that we may issue
                                        under  our  1999  Stock  Plans.  Once we
                                        register  these  shares,   they  can  be
                                        freely  sold in the public  market  upon
                                        issuance,   subject   to   the   lock-up
                                        agreements described above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Risk Factors" and elsewhere in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance, and are identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates," "potential," or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares of common stock pursuant to this Prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the shares of common stock from the selling stockholders.

                                 DIVIDEND POLICY

         Cimnet has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. Cimnet currently intends to retain future earnings, if any, to fund the expansion and growth of its business. Payment of future dividends, if any, will be at the discretion of Cimnet's Board of Directors after taking into account various factors, including Cimnet's financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION

         The following information should be read in conjunction with Cimnet's consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The following table sets forth the capitalization of Cimnet as of June 30, 1999:


                                                                  ACTUAL      AS ADJUSTED(1)
                                                                -----------   -------------
STOCKHOLDERS' EQUITY
Preferred stock, par value $.0001 per share; 5,000,000
       shares authorized (no shares issued and outstanding,
       actual and as adjusted)                                  $        --    $        --

Common Stock, $.0001 par value, authorized 15,000,000 Shares, issued and outstanding 5,150,000 shares at
       June 30, 1999 actual and 4,899,000 as adjusted(1)                515            490

Additional paid-in-capital                                        1,010,535        666,689

Accumulated deficit                                                (571,514)      (571,514)
                                                                -----------    -----------

                                                                    439,536         95,665
                                                                -----------    -----------
Less
Deferred compensation                                                36,667         36,667


Shareholder receivable (1)                                          303,731             --
                                                                -----------    -----------

                           Total                                $    99,138    $    58,998
                                                                ===========    ===========

----------

(1) In 1996, the Company loaned $303,731 to John D. Richardson, the Company's Chairman of the Board and Chief Executive Officer. In October 1999, Mr. Richardson repaid such loan from the Company by surrendering 221,700 shares of Common Stock held by him. In addition, the Company repurchased an additional 29,300 shares of Common Stock of a price of $1.37 per share for an aggregate purchase price of $40, 141. The 251,000 shares were retired immediately. See "Certain Relationships and Related Transactions."


                                    DILUTION

The sale of the shares being registered under this Prospectus will not cause any dilution to existing stockholders of the Company.

                             SELECTED FINANCIAL DATA

         The following information should be read in conjunction with Cimnet's consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

                                   As of and for the
                                   Six Months Ended                As of and for the year ended
                               -------------------------                  December 31,
                                June  30,     June 30,         -------------------------------------
                                  1999          1998           1998          1997           1996
                               -----------   -----------   -----------    -----------    -----------
Revenue                        $ 1,763,944   $ 1,544,754   $ 3,191,725    $ 2,908,625    $ 2,944,631
Cost of Goods Sold                 274,569       223,542       529,705        561,559        787,654
Gross Profit                     1,489,375     1,321,212     2,662,020      2,347,066      2,156,977
Other Expenses                   1,285,515     1,249,724     2,689,070      2,857,214      2,040,997
Income  (loss) before income
taxes (benefit)                    203,860        71,488       (50,050)      (510,148)       115,980
Income taxes (benefit)              82,800        24,798       (23,000)
Net Income (loss)              $   121,060   $    46,691   $   (27,050)   $  (510,148)   $   115,980

Net Income (loss) per share
      Basic and diluted        $      0.02   $      0.01   $     (0.01)   $     (0.12)   $      0.03

Weighted Average Shares
Outstanding
      Basic                      5,150,000     5,150,000     4,906,849      4,906,849      3,730,000
      Diluted                    5,259,043     5,150,000     4,906,849      4,906,849      3,730,000

Pro Forma Data (1)

Historical income (loss)
before pro forma income taxes
(benefit)                                                                    (510,148)       115,980

Pro forma income tax (benefit)                                               (204,059)        46,392

Pro forma net income (loss)                                                  (306,089)        69,588

Pro forma  net  income(loss)
per share - basic and diluted
                                                                                (0.06)          0.02

Weighted average shares
outstanding                                                                 4,906,849      3,730,000

Total Assets                     1,115,603     1,165,515     1,111,261        734,949        863,336
Long Term Debt                      93,537       164,918       147,749        162,858        201,285
Stockholders Equity
(Deficiency)                   $    99,139   $    83,387   $     3,078    $  (209,498)   $  (254,864)

(1) Effective December 31, 1997, the Company terminated its S Corporation election and became a C corporation. Accordingly, no provision has been made for federal or certain state income taxes. Pro forma net income has been computed as if the Company had been subject to federal and state taxes.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis of the financial condition and results of operations of Cimnet should be read in conjunction with "Selected Financial Data" and Cimnet's consolidated financial statements and notes thereto appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Cimnet undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

RESULTS OF OPERATIONS THREE MONTHS ENDED JUNE 30, 1999

Net Sales for the three months ended June 30, 1999 decreased by 9.6% or $83,037 over net sales for the three months ended June 30, 1998. This decrease resulted from one significant order which was placed during this time period of 1998

Costs of goods sold for the three months ended June 30, 1999 were $124,354 or 16.0% of sales compared to $95,679 or 11% of sales for the same period in 1998, an increase of $28,676 or 30%. This increase in costs of goods sold is related to the increase in sales of 3rd party software.

Gross Profit for the three months ended June 30, 1999 was $654,965 compared to $766,677 for the three months ended June 30 1998, a decrease of $111,712 or 14.6%. This decrease is due to a decrease in sales and an increase in cost of goods sold for the same period. The increase in cost of goods sold is a result of offering more third party software and the decrease in sales is a result of a significant order that was place during this time period in 1998.

Selling, general and administrative expenses for the second three months of 1999 were $395,042 or 50.7% of net sales, and total R&D expenses for the same period were $189,398 or 24.3% of net sales compared to selling, general and administrative expenses of $397,325 or 46.1% of net sales and total R&D expenses were $238,263 or 27.6% net sales for the second three months of 1998. Both administrative and R&D costs have gone down, the affect of these decreases were not significant due to a decrease of 9.6% in net sales

Income from operations for the for the second three months of 1999 was $70,525 compared to income of $131,089 for the three months ended June 30, 1998, a decrease of $60,564 or 46.2%.

Interest expense for the second three months of 1999 was $12,594 or 1.6% of net sales, compared to $12,457 or 1.4% of net sales for the second three months of 1998.

Net income for the three months ended June 30, 1999 was $38,881 or $0.01 per share as compared to net income of $93,834 or $0.02 per share for the three months ended June 30, 1998.

RESULTS OF OPERATIONS SIX MONTHS ENDED JUNE 30, 1999

Net Sales for the six months ended June 30, 1999 increased by 14.2% or $219,190 over net sales for the six months ended June 30, 1998. This increase resulted from an introduction of new software products (i.e. the new Window-based Machine Tool Monitoring package) and key strategic partnership alliances (i.e. the new relationship with Intellution, a reseller of "process" manufacturing automation software and a subsidiary of Emerson Electric).

Costs of goods sold for the first six months of 1999 were $274,569 or 15.6% of net sales compared to $223,542 or 14.5% of net sales for the same period in 1998, an increase of $51,027 or 22.8%. This increase in costs of goods sold is related to the increase of net sales by 14.2% and to sale of third party software.

Gross Profit for the first six months of 1999 was $1,489,375, compared to $1,321,213 for the first six months of 1998, an increase of $168,162 or 12.7%. This increase is due to an overall increase in sales.

Selling, general and administrative expenses for the first six months of 1999 were $829,637 or 47.0% of net sales, and total R&D expenses were $430,969 or 24.4% of net sales compared to selling, general and administrative expenses of $741,402 or 48% of net sales and total R&D expenses were $482,681 or 31.2% of net sales for the first six months of 1998. These decreases are due to an overall increase in net sales without significant increase in staff.

Income from operations for the six months ended June 30, 1999 was $228,768 compared to income of $97,130 for the six months ended June 30, 1998, an increase of $131,638. This increase is due to an overall increase in net sales of 14.2%.

Interest expense for the first six months of 1999 was $24,909 or 1.4% of net sales, compared to $25,641 or 1.7% of net sales for the first six months of 1998.

Net income for the six months ended June 30, 1999 was $121,060 or $0.02 per share as compared to net income of $46,691 or $0.01 per share for the six months ended June 30, 1998.

The Company has no material commitments for capital expenditures and believes that its cash from operations, existing balances and available credit line will be sufficient to satisfy the needs of its operations and its capital commitments for the foreseeable future. However, if the need arose, the Company would seek to obtain capital from such sources as continuing debt financing or equity financing.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

Net Sales for the year ended December 31, 1998 increased by 9.7% or $283,100 over net sales for the year ended December 31, 1997. This increase resulted from an introduction of new software products.

Costs of goods sold for 1998 were $529,705 or 16.6% of net sales compared to $561,559 or 19.3% of net sales for 1997, a decrease of $31,854 or 5.7%. This decrease in costs of goods sold is related to the company focusing more on software and services sales and decreasing its sales of hardware related items.

Gross Profit for 1998 was $2,662,020, compared to $2,347,066 for 1997, an increase of $314,954 or 13.4%. This increase is due to the reduced cost of goods associated with software and services sales verse hardware sales.

Selling, general and administrative expenses for 1998 were $1,680,989 or 52.7% of net sales, and total R&D expenses were $981,065 or 30.7% of net sales compared to selling, general and administrative expenses of $1,278,860 or 44.0% of net sales and total R&D expenses were $965,856 or 33.2% of net sales for 1997. These increases are due to additional administrative personnel being employed during the current year to support the release of new software products. The Company issued 500,000 shares of common stock in 1997 for consulting services rendered. This resulted in a $560,000 one time charge to operations in 1997.

Income from operations for 1998 was $16 compared to a loss of $457,650 in 1997, an increase of $457,666. This increase in operating income is primarily the result of the one time charge of $560,000 for consulting service.

Interest expense for 1998 was $47,933 or 1.5% of net sales, compared to $52,498 or 1.8% of net sales for 1997.

Effective December 31, 1997, the Company terminated its S corporation election and became a C corporation. In connection with the Company's change in tax status, the Company recorded a deferred asset of $23,000 in 1998. As a C corporation, the computation of deferred taxes is based on federal C corporation tax rates, which are not applicable to S corporations, and C corporation state tax rates, which are significantly larger than S corporation state tax rates. In accordance with SFAS 109, the gain resulting from the increase in the deferred tax asset is included as a credit to tax expense during the period ended December 31, 1998.

Net loss for 1998 was $27,050 or $0.01 per share as compared to $510,148 or $0.12 per share for 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

Net sales for the year ended December 31, 1997 decreased by 1.2% or $36,006 over net sales for the year ended December 31, 1996. The decrease results can be contributed to one large order placed with the company in 1996.

Costs of goods sold for 1997 were $561,559 or 19.3% of net sales, compared to $787,654 or 26.7% of net sales in 1996, a decrease of $226,095 or 28.7%. This decrease in costs can be attributed to the company moving away from hardware related sales.

Gross Profit for 1997 was $2,347,066, compared to $2,156,977 in 1996, an increase of $190,089 or 8.8%. The increase is attributed to the company's lower cost of goods sold.

Selling, general and administrative expenses for 1997 were $1,278,860 or 44.0% of net sales, and total R&D was $965,856 or 33.2% of net sales, compared to $1,179.893 or 40.0% and R&D expenses were $808,606 or 27.5% of net sales for 1996. The increase in these expenses is the result of the company introducing new software products to the marketplace. The Company issued 500,000 shares of common stock in 1997 for consulting services rendered. This resulted in a $560,000 one time charge to operations in 1997.

Income (loss) from operations for 1997 was $(457,650) or 15.7% of net sales compared to $164,130 or 5.6% of net sales for 1996, a decrease of $621,780. This decrease in operating income is primarily the result of the one time charge to operations for consulting expense. Income from operations would have been $102,350 or 3.5% of net sales in 1997, excluding the one time charge to operation.

Interest expense for 1997 was $52,498 or 1.8% of net sales compared to $48,150 or 1.6% of net sales for 1996.

Net income (loss) for 1997 was $(510,148) or $(0.12) per share as compared to $115,980 or $0.03 per share for 1996. This decrease in operating income is primarily the result of the one time charge to operations for consulting expense.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 1999, the Company had current assets of $866,788 as compared to $835,573 at December 31, 1998. This increase is due to increase in accounts receivable related to increase in sales. Current liabilities decreased $117,888 from December 31, 1998. This decrease is due to payments made on liabilities with cash provided from Accounts Receivable collections. The Company believes that its existing cash, accounts receivable, and anticipated revenues will be sufficient to meet its liquidity and cash requirements for the next twelve months.

At December 31, 1998, the Company had current assets of $835,573 as compared to $491,309 at December 31, 1997. This increase is due to additional accounts receivable relating to the additional software and service sales. Current liabilities increased $204,386 from 1997 to 1998. This increase is due to additional costs associated with the increase in general, selling and administrative costs relating to the release of new software products. The Company believes that its existing cash, accounts receivable, and anticipated revenues will be sufficient to meet its liquidity and cash requirements for the next twelve months.

OPERATING ACTIVITIES

Cash provided by (used in) operations for the six months ended June 30, 1999 and 1998 was $31,818 and $(219,063), respectively. The increase in cash provided by operations in 1999 was due to net income of $121,060 for the six months ended June 30, 1999. Cash provided by (used in) operations for fiscal 1998 and 1997 was $(158,044) and $218,922, respectively. The decrease in cash provided by operations in 1998 was due to an increase in accounts receivable of $260,559. Accounts receivable increased due to an increase in the company's sales.

INVESTING ACTIVITIES

Investing activities consumed $77,307 and 36,894 in 1998 and 1997, respectively, for purchases of capital assets. Investing activities consumed $11,516 and $46,467 for the six months ended June 30, 1999 and 1998, respectively, for purchases of capital assets.

FINANCING ACTIVITIES

Financing activities provided $16,788 in cash for the six months ended June 30, 1999 compared to $246,325 for the same period in 1998, a decrease of $229,537 in cash provided from financing. This decrease is due to the Company being less reliant on its line of credit and utilizing earnings generated through operations. During fiscal 1998, financing activities provided of $240,196 in cash 1998 compared to $220,681 in cash used in 1997, an increase of $460,857 in cash from financing activities in fiscal 1997. Financing activities in 1998, consisted primarily of the Company's issuance of 100,000 units for $2.50 per unit through a private placement which raised approximately $225,000, net of offering expenses. In 1997, the Company repaid $145,000 on its line of credit.

CAPITAL RESOURCES

The Company has certain credit facilities with its bank including a line of credit and two term loans. As of June 30, 1999, the Company had approximately, $205,008 of unused credit available on its line of credit, subject to borrowing base formula. The Company has met all financial covenants in its loan documents. The Company has no material commitments for capital expenditures and believes that its cash from operations, existing balances and available credit line will be sufficient to satisfy the needs of its operations and its capital commitments for the foreseeable future. However, if the need arose, the Company would seek to obtain capital from such sources as continuing debt financing or equity financing.

As of December 31, 1998, the Company had approximately, $300,000 of unused credit available on its line of credit. The Company is current with all its obligations to its bank and has met all financial covenants in its loan documents.

NEW PRONOUNCEMENTS

In 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Company's operating segments. Under current conditions, the Company is reporting one segment.

YEAR 2000 READINESS DISCLOSURE

         Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with these Year 2000 requirements. The use of software and computer systems that are not Year
2000 ready could result in system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

         The purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to make their current systems Year 2000 ready. These expenditures may result in reduced funds available for purchases of manufacturing automation software, which could have a material adverse effect on Cimnet's business, operating results and financial condition.

         Cimnet  has  conducted  a  review  of  its   products,   including  the
third-party products embedded into the products, and believes that they are substantially Year 2000 ready. Cimnet expects that modifications with respect to any remaining Year 2000 issues will be made by the end of calendar year 1999. Nevertheless, there can be no assurances that the implementation of modifications to any embedded products will not be delayed or that Cimnet will not experience unexpected Year 2000 problems with its products.

         There  is no  assurance  that  other  software  applications,  database software or computer hardware of Cimnet's customers which interface with Cimnet's products and which may be necessary in order to use Cimnet's products are Year 2000 ready. Therefore, there can also be no assurance that implementations of Cimnet's products on its customers' systems are, or will be, Year 2000 ready.

         Cimnet installed new internal software systems in June 1998, and it has received written confirmations from software vendors that the software they installed is Year 2000 ready. Based on the foregoing, Cimnet currently has no reason to believe that its internal software systems are not Year 2000 ready. Cimnet is in the process of obtaining written certifications from suppliers of hardware systems to the effect that the hardware they provide are Year 2000 ready. These vendors are under no contractual obligation to provide written certifications to Cimnet. Failure of the internal hardware or software systems to operate properly with regard to the Year 2000 and thereafter could require Cimnet to incur significant unanticipated expenses to remedy any problems or replace affected vendors, and could have a material adverse effect on Cimnet's business, operating results and financial condition.

         To date, Cimnet has not incurred significant incremental costs in order to comply with Year 2000 requirements for its products or internal systems, and Cimnet does not believe it will incur significant incremental costs in the foreseeable future. Cimnet has not currently developed a contingency plan for unanticipated Year 2000 issues relating to its products. Cimnet has identified the mission critical functions for its internal systems and is in the process of developing a contingency plan for unanticipated Year 2000 problems that arise with respect to those functions, including the identification of replacement products for third-party products that may fail. There can be no assurance that Year 2000 issues will not be discovered in Cimnet's products or internal software systems and, if such issues are discovered, there can also be no assurance that the costs of making such products and systems Year 2000 ready will not have a material adverse effect on Cimnet's business, operating results and financial condition.

                                    BUSINESS

         We provide software that assists manufacturing companies in automating the manufacturing process so that ultimately our software customers can operate "paperless factories." Our software sold under the CIMNET(R) brand name is a manufacturing execution system (MES) used by aerospace, automotive and discrete manufacturers which enables them to monitor work flows on a real time basis. ("Discrete" manufacturers create products by assembling component parts.) Our hardware and software products enable manufacturers to gather and display information about the manufacturing process and permits workers to interact with and control that process. As a result, we believe customers using our products can reduce operating costs and improve the quality of the products being produced by providing real time information to employees who are vital to the manufacturing process.

         Our core software products are DNC Professional, CIMNET(R) Folders, and CIMNET(R) Front Office. In addition, we offer a line of hardware products that complement and support the direct numerical control (DNC) and machine-monitoring portions of our software products. The software products currently run on Windows(R) 3.1, 95, 98 and NT. As a complement to our software and to support our customers we also sell and support Oracle Hewlett Packard UNIX, Sun Microsystems OS/Solaris and Novell database servers. We also provide computer consulting, maintenance services, and custom software development in conjunction with the sale of our software on a contract basis.

         Our software products enable manufacturers to substantially eliminate paper on the factory floor and become more efficient in the production process. The term" paperless factory" describes a production environment in which information and data are transferred electronically over networked computers via internal company networks or the internet. Instead of sending paper documents in a traveling folder from machine to machine or factory to factory, information is available on-line to all authorized employees. Efficiency is greatly enhanced because employees do not need to leave their location in order to obtain vital product or production information.

         We distribute our products primarily in North America through multi-channel distribution that consists of direct and dealer sales to end users; strategic joint marketing alliances, such as its recent strategic marketing alliance with Intellution, a subsidiary of Emerson Electric Company, engaged in the creation and sale of manufacturing automation software to
"process" manufacturers ("Process" manufacturing typically requires the combination of several ingredients to create a final product). Discrete manufacturing plants ranging from small businesses to Fortune 500 companies use the Company's products.

         Below is a list of some of our significant customers since January, 1998. These customers represent approximately 26% and 22% of the aggregate revenue in fiscal year 1998 and the six-month period ended June 30, 1999, respectively.

         o    AMP, Inc.
         o    Amphenol Corporation
         o    Boston Gear
         o    Carrier Corporation
         o    Catterpillar, Inc.

         o    FMC Corporation
         o    Morris Material Handling, LLC
         o    Motek Engineering and Manufacturing, Inc.
         o    Synthes USA Prototype Shop
         o    Toyo Tanso USA, Inc.
         o    Twin Precision Manufacturing Corporation
         o    Tyler Refrigeration Corporation
         o    United Defense LP
         o    U.S. Department of the Navy

INDUSTRY BACKGROUND

         In the late 1960s, metal working industries began to see the emergence of a new machining technology, that became practical as vacuum tubes gave way to transistors - the conversion of machine tool controls from NC (numerically-controlled) to CNC (computer numerically controlled). Prior to this, machine tools were either operated manually by skilled machinists, or mainframe-based Computer Aided Manufacturing (CAM) systems that produced punched paper tape that was physically carried from the programming office to the shop floor. These part programs would then be executed by the NC machine one move at a time as it was read from tape. With the advent of CNC machines having limited memory to store entire programs, the usability of these machines was enhanced, and they become more common. Along with this change, machine controls also gained the ability to communicate electronically with the computers producing their programs, and the Distributed Numerical Control (DNC) business began. Machine controls typically use RS-232 serial communication, as do computers, but that is inherently a one-to-one connection. DNC networks were set up to interconnect the one or two computers producing the part programs with the many machine tools found in a typical factory.

         A second significant change was also driven by electronics technology, specifically the development of the integrated circuit which made minicomputers, and later personal computers, viable. While CNC machines also incorporated this new technology, its greater impact was initially on the programming side, where such systems became affordable, and in the late 1980's, even commonplace. PC-based solutions enabled even small manufacturers to enjoy the benefits of accurate, repeatable parts that NC and CNC machining brought. As PC systems proliferated, the volume of programs and information generated became a blizzard for the factory floor to handle. This was of course added to the overflow of other information that "office-based" computer systems were increasingly generating - manufacturing resource planning (MRP, which later became enterprise resource planning, also known as ERP as its scope widened), inventory control, cost accounting, and scheduling systems. Managing this information by transferring physical media (paper tapes, folders full of documentation, blueprints, etc.) is time-consuming, error-prone, and expensive. Many companies in the discreet marketplace looked at their existing DNC network infrastructure as a base from which to start building their manufacturing execution systems
(MES) to distribute and collect other information to and from the factory floor.

         The PC "revolution" has had another side effect, and that was the gradual elimination of proprietary DNC hardware. Early DNC systems were usually built from custom components because commercially available general purpose computers were either too expensive, or not powerful enough to do the job. It was cheaper to construct custom communications hardware to do the specific task of delivering part programs. As computers, particularly PCs, became cheaper, their volume increased, which further drove down costs, and made it possible to use mostly COTS (commercial off-the-shelf) technology to accomplish the task of delivering information to the shop floor. While some environments do demand rugged hardware, these are mostly repackaged versions of the PCs found on millions of desktops, capable of using the same peripherals, and compatible with the same software. PCs have even begun to take over control of CNC's directly, often using commercially available motion-control cards or accomplishing motion control via software. Value exists not so much in any electronics hardware (which is increasingly a commodity item, except for some special purpose devices), but in the software used to control them.

         Another technology-driven factor in the computer-integrated manufacturing business has been the widespread acceptance of Local-Area Networks
(LANs). While these have been commonplace in offices for years, they have recently made their way onto the factory floor. This has increased the demand for integrated systems, as opposed to "islands of automation". The LAN makes all the resources of a company's computers available to supervisors and even operators on the floor. Now the need is to enable those resources to work together. Many times the common point of contact for these systems is the manufacturing operation, and thus, until manufacturing was "computerized", there was never a need (or as great a need) for them to communicate and present a unified interface. Bringing other systems to manufacturing has had an impact of the focus of those systems as well, since manufacturing is usually a detail-intensive environment. Thus, for example, planning systems which focused on month-by month or even year-by-year forecasts have now to deal with daily or even hourly information. This difference is orientation, as well as differences in functionality and presentation, are what distinguish Manufacturing Execution Systems (MES) from more traditional MRP or ERP (Enterprise Resource Planning) systems. While there is a degree of overlap between these product families, they are usually complementary, not competitive, products.

         It is important to realize that manufacturing related computer systems are still in their growth phase. Even though plain DNC has been around for years, there are still a large number of companies who have yet to install it. Partly this is due to the longevity of manufacturing equipment, especially machine tools. It is not uncommon to encounter 40+ year old equipment in factories, being used every day for critical production. The environment of some manufacturing operations (dirty, noisy, crowded, etc.) has also been an impediment. Manufacturing Execution Systems have only begun to appear in the last few years, and few companies have taken full advantage of them. When these are installed, it is often only a portion of their functionality that gets used to start with. Full implementation and integration with other systems can take six months to two years.

PRODUCTS AND SERVICES

         Since September 1994, we have offered software, hardware, and related services to our customers for manufacturing automation and MES, driving toward the ultimate goal of a "paperless factory."

         Our current software products, sold under the CIMNET(R) trademark offer our customers upward growth and add-on options, allowing the software to expand with the business of our customers. We are currently developing web browser based software modules for our Folders and DNC Pro software to expand with the business of our customers.

OUR SOFTWARE PRODUCTS

         DNC PROFESSIONAL: DNC refers to the technology used to connect groups of computerized numerical control (CNC) machines to computer systems. Using digital instructions, these machines produce a wide variety of precision parts, such as engine components, aircraft parts, joint prostheses, and molds for other parts. DNC allows the transmission of part programs to and from computers and CNC machine tools.

         DNC Professional, one of our major products, is a DNC system that provides a wide variety of features and benefits to its customers, including the ability to view and edit electronically all of the documents and data that are required to perform certain manufacturing functions. It also organizes these documents and data utilizing a database (Oracle, Microsoft Sequel Server, Dbase) that allow shop floor personnel the ability to easily locate pertinent information easily and quickly.

         DNC Professional is an ideal DNC solution for manufacturers to enhance their CNC operations. It installs easily on to existing networks and industry standard hardware, making it almost immediately productive. Easy-to-use, and operating under Windows(R) 95, 98 and NT the software prompts the operators with the appropriate job queue and documents to assure that components are manufactured within the proper sequence and with the correct information. The information that the operators can view includes machine code, textual instructions, and graphical instructions with full multi-media capabilities.

         We believe that DNC Professional was the first network resident DNC system that functioned in a mixed database/operating system network architecture. This open system approach provides companies with existing hardware and networks to upgrade to our fully functional MES solutions. DNC Professional also provides the market with an entry-level solution for manufacturing compliance to ISO 9000 standards.

         FOLDERS: Folders is a Windows(R) based MES software targeted at customers with 200 or more employees, offering manufacturing companies paperless factory capabilities for mixed database/operating system environments, including Windows(R) and UNIX based network and database servers. Folders offers DNC, SPC, job and labor tracking, reporting, scheduling, document distribution and viewing as well as electronic machine tool monitoring.

         Wherever paper is used to transfer information or collect data within a production environment, Folders can help replace it with instantaneous data communication on the network. Folders assembles electronic production information, such as part programs, part drawings, setup sheets, and tooling lists, into a single "electronic folder." Operators at their workstations can immediately access all information to do their jobs by simply clicking on a part number, work center ID, or operation. Virtually, any paperwork now being sent to the production floor can be transferred electronically.

         By using Folders, production management can gain control over mission critical workflow because of its receipt of the most up-to-date information available at the work center when and where it is needed. Other advantages of using Folders are:

         o  improved document management,
         o  reduction of scrap,
         o  optimized  processes   reporting,   and  assistance  with  ISO  9000
            compliance and certification.

         FRONT OFFICE: Front Office is a Windows(R) based manufacturing management system especially designed for small to medium job shops with under 200 employees. It allows manufacturers to take complete, integrated control over sales, production, inventory, scheduling, estimating, purchasing, labor and job tracking and accounting.

         We believe that Front Office is a powerful and effective total manufacturing management system. We sell it to manufacturing job shops and secondary and tertiary subcontractors of major corporations. Front Office provides the smaller manufacturers and job shops with many of the same benefits and features available too much larger companies (through their enterprise research planning systems) at a considerably lower cost.

SALES AND MARKETING

         We sell our products primarily through a direct sales force and through relationships with distributors. The sales process generally ranges from one to nine months depending on the level of education prospective customers need regarding the use and benefits of our products. As of October 31, 1999, our direct sales organization consisted of 5 employees.

         A key element of our market penetration strategy is the formation of relationships with database and process control software providers, such as Oracle and Intellution. We believe these relationships increase our market exposure and presence, generate qualified opportunities for us to sell our products and assist us in implementing our products.

         We also have relationships with software and hardware vendors, such as Hewlett Packard and Advanced Systems Design. These relationships are intended to provide Cimnet opportunities to penetrate an emerging market where either additional vertical products or services are needed to secure the sale, or an understanding or expertise in a particular vertical market is needed to sell effectively. As of October 31, 1999, we had 1 employee devoted to developing corporate partnerships and strategic alliances.

TRAINING/IMPLEMENTATION

         We offer to our customers both classroom and on-site training as well as general courses in statistical process control, distributed numerical control, document management and accounting as they relate to the use of our software. We employ trainers to teach these courses and have created multi-media compact disks to provide our customers training alternatives.

         We provide to our customers complete installation services for all of our software, as well as consulting services for installing and configuring computers and networks purchased from third parties. As of October 31, 1999, we had 7 employees dedicated to providing training and implementation services. These employees often work closely with the staffs of third-party systems integrators to train their consultants in the implementation of our software. A typical implementation engagement lasts one to four weeks and involves the planning, configuration, testing and implementation of the products. These services are generally billed on a time and project basis. We believe that these implementation projects not only help ensure a company's success with our products, but also allow our systems engineers to gain industry-specific knowledge that can be leveraged in future projects and products.

         Our customers have a choice of support options depending on the level of service desired. We maintain a technical support hotline staffed by engineers from 8:00 a.m. to 5:00 p.m., Eastern time, Monday through Friday, from its corporate headquarters in Robesonia, Pennsylvania. As of October 31, 1999, Cimnet had 3 technical support engineers.

MAINTENANCE AND SUPPORT

         We believe that high quality customer service and support are integral components of the application solutions we offer. Therefore, we offer a range of fee-based training, installation, consulting, and maintenance services to facilitate the installation and use of our software.

         We offer to our customers annual maintenance contracts for all of our hardware and software products. The hardware maintenance contract provides our customer with next-day replacement of the our hardware product that has failed regardless of the reason. Purchasers of our software maintenance contracts are provided with free software updates, new releases on physical media on an average of two time per year, and internet access to our web site to obtain information on latest software releases and new features from us.

         Hardware and software maintenance contracts include unlimited telephone support. For customers not covered by a maintenance contract, we offer telephone technical support, which can be purchased per incident or for a flat annual fee.

RESEARCH AND DEVELOPMENT

         We devote a substantial portion of our resources to developing new products and product features, extending and improving its products and technology, and researching new technological initiatives in the market for manufacturing automation software. This market is characterized by rapid technological change, new product introductions and enhancements, evolving industry standards and rapidly changing customer requirements. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products obsolete and unmarketable. Our future success will depend in part on our ability to anticipate changes, enhance our current products, develop and introduce new products that keep pace with technological advancements and address the increasingly sophisticated needs of our customers. As an example of our technology initiatives, we are is currently developing a Window-based Machine Tool Monitoring software package, scheduled for release in the third quarter of calendar 1999. The Machine Tool Monitoring software in an application which enables companies to electronically monitor the production of equipment in their facilities. We are also working on new releases of our Folders and DNCPro software packages.

         As of October 31, 1999, we had 6 employees engaged in research and development activities. Cimnet's research and development expenditures for fiscal year 1997 and 1998 and for the six months ended June 30, 1999, were approximately $965,856, $981,065 and $430,969, respectively. We expect to continue to commit significant resources to research and development in the future. To date, all research and development expenses have been expensed as incurred. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

         The market for our products is rapidly evolving, and is expected to become increasingly competitive as current competitors expand their product offerings and new companies enter the market. The principal competitive factors in the PC based manufacturing automation software market include:

         o  adherence to emerging operating system standards;
         o  comprehensives of applications;
         o  adaptability, flexibility and scalability;
         o real-time, interactive capability internally and with vendors and suppliers
         o  integration with a variety of communications media;
         o  ease of use;
         o  ease of implementation;
         o  customer service and support; and price.

         Although we believe that we currently compete favorably with respect to these factors, there can be no assurance that we can maintain our competitive position against current and potential competitors, especially those with longer operating histories, greater name recognition and substantially greater financial, technical, marketing, management, service, support and other resources.

         Cimnet's current competitors include a number of companies offering one or more solutions for the PC based manufacturing software automation market, some of which are directly competitive with Cimnet's products. For example Cimnet's competitors include InterCim, Greco Systems, Gage Talker and DataMyte.

         We also may face competition from systems integrators and consulting firms which design and develop custom software and systems. Some of these firms may possess industry-specific expertise or reputations among potential customers for offering solutions to manufacturing need.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         Our success and competitiveness are dependent to a significant degree on the protection of our proprietary technology. We rely primarily on a combination of copyrights, trademarks, licenses, trade secret laws and restrictions on disclosure to protect our intellectual property and proprietary rights. We generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, others may be able to copy or reverse engineer aspects of our products, to obtain and use information that we regard as proprietary or to independently develop similar technology. Any such actions by competitors could have a material adverse effect on our business, operating results and financial condition.

         In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective patent, copyright, trademark and trade secret protection may not be available in these jurisdictions.

         Litigation may be necessary in the future to enforce or defend our intellectual property and proprietary rights, to protect our trade secrets or to determine the validity and scope of the intellectual property and proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of management and technical resources, either of which could have a material adverse effect on our business, operating results and financial condition.

         We attempt to avoid infringing known intellectual property and proprietary rights of third parties in its product development efforts. However, we have has not conducted and does not conduct comprehensive patent searches to determine whether the technology used in its products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of them which are confidential when filed, with regard to similar technologies.

         In June 1992, our predecessor company, J.N.L. Industries, Inc. registered the Cimnet trademark with the U.S. Patent and Trademark Office for International Class 9. In order to maintain the effectiveness of a trademark registration, the Patent and Trademark Office requires that an affidavit be filed with the Patent and Trademark Office within the fifth year following registration confirming continued use of the trademark. We failed to file an affidavit in 1997, and therefore, our registration of the "Cimnet" trademark lapsed. However, in August 1999, we filed another application with the Patent and Trademark Office for the "Cimnet" trademark, and anticipate, obtaining acceptance of our registration of the trademark in the near future.

         Cimnet currently licenses technology from third parties that it incorporates into its products. For example, Cimnet licenses AutoVue from Cimmetry Systems, and Oracle database software from Oracle. There can be no assurance that technology from these providers or others will continue to be available to us on commercially reasonable terms, if at all. The loss or inability to access such technology could result in delays in development and introduction of new products or enhancements by us until equivalent or replacement technology could be accessed, if available, or developed, if feasible, by Cimnet, which could have a material adverse effect on our business, operating results and financial condition. There can be no assurance that infringement or invalidity claims arising from the incorporation of third party technology, and claims for indemnification from Cimnet's customers resulting from these claims, will not be asserted or prosecuted against Cimnet. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources in addition to potential product redevelopment costs and delays, all of which could materially adversely affect our business, operating results and financial condition.

EMPLOYEES

         As of October 31, 1999, we had 22 employees, including 6 in new software design development and testing; 8 in customer service, technical support, and implementation; 5 in sales and marketing; and 3 in operations and order processing.

FACILITIES

         Our principal facility is a 6,500 square foot building in Robesonia, Pennsylvania. We also rent a 1,000 square foot space adjacent to our principal facility which is used by our new product development group. We believe that our current facilities are adequate to meet our current business requirements, and that suitable additional space will be available as needed. Both buildings are owned by John D. Richardson, our founder, Chief Executive Officer and Chairman of the Board and leased on a year to year basis. The monthly rent paid by the Company to Mr. Richardson is $7,500 month which we consider to be no greater than market rate for comparable space.

LEGAL PROCEEDINGS

         Cimnet is not a party to any material legal proceedings.


      MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our shares of Common Stock were quoted since May 28, 1998 on the OTC Bulletin Board under the symbol "WTNR" and since July 2, 1999 under the symbol "CIMK". However, the trading market for our Common Stock is extremely limited.

         The following table sets forth the range of high and low bid quotations for our Common Stock, since May 28, 1998 as reported by the OTC Bulletin Board. The quotes represent inter-dealer prices without adjustment or mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. In the future, the trading volume of our common stock may be extremely limited (or non-existent). As a result, the liquidity of an investment in our common stock may be adversely affected.

                           COMMON STOCK
                          HIGH        LOW
                          ----        ---
1998
Quarter ended
June 30, 1998*             $.01     $.01

Quarter ended
September 30, 1998         $.06     $.06

Quarter ended
December 31, 1998          $.06     $.06

1999
Quarter ended
March 31, 1999             $.06     $.06

Quarter ended
June 30, 1999             $2.00     $.06

Quarter ended
September 30, 1999        $2.00     $.75

----------
*        Limited trading on the OTC Bulletin Board commenced on May 28, 1998.

         On November 10, 1999, the final quoted prices as reported by the OTC Bulletin Board was $1.125 for each share of Common Stock. As of November 10, 1999, there were 4,899,000 shares of Common Stock outstanding, held of record by approximately 56 record holders.

                                   MANAGEMENT

         The directors and executive officers of Cimnet are as follows:

         The names and ages of the directors and executive officers of Cimnet are set forth below:

Name                         Age        Position(s) With Cimnet
----                         ---        -----------------------
John D. Richardson           40         Chairman of the Board, Chief
                                         Executive Officer and
                                         Chief Accounting Officer
David Birk                   58         Director and Secretary
William Nyman                35         Director and Vice President
                                         of Integration Services
Keith Frantz                 42         Vice President-Development

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

         JOHN D. RICHARDSON. Mr. Richardson has been the Chairman of the Board, Chief Executive Officer and Chief Accounting Officer of our Company since March 2, 1999. Mr. Richardson was a computer programmer at Rockwell International Corporation from 1980 to 1982, where he programmed machine tools for the manufacture of printing presses. In 1982, he joined the cutting tool division of Sandvik Corporation during which time he served as a regional sales manager for the company's Pennsylvania territory. In 1984, he left Sandvik to form Cimnet and has served as its Chief Executive Officer and Chairman of the Board since that time.

         DAVID BIRK. Mr. Birk has been a director of our Company since March 2, 1999 and a director of Cimnet since January 1998. Mr. Birk is the sole stockholder and President of ManSoft, a software distribution company in the southwestern United States. ManSoft is a significant regional distributor of Cimnet's product. From 1986 through 1994, Mr. Birk was a Regional Sales Manager of Intercim (and its predecessors), a software developer of manufacturing execution systems.

         WILLIAM NYMAN. Mr. Nyman has been a director of the Company since October 1999 and has been the Company's Vice President of Integration Services since 1997. Previously, Mr. Nyman served as the Company's Manager of Technical Services since 1990.

         KEITH FRANTZ. Mr. Frantz joined Cimnet in 1989 and has served as its Vice President of Development since 1992. Previously, he was a senior engineer at Laser Communications, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Except as set forth below, to our knowledge, based solely on its review of the copies of such reports furnished to us during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers and directors and greater than ten percent beneficial owners were satisfied. The following table sets forth, as of the date of this report, the name and relationship of each person who failed to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:

Name                       Position                           Report to be Filed
----                       --------                           ------------------

Zenith S. Merritt          President, Director, >10% S/H      Form 3
Thomas M. Hockaday         Vice President and Director        Form 3
Jo Juliano Smith           Director                           Form 3

DIRECTOR COMPENSATION

         Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of Cimnet will receive separate compensation for services rendered as a director. Directors are also eligible for participation in Cimnet's 1999 Stock Plan. See "Management -- Stock Plans."

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows all the cash compensation paid by Cimnet to the Chief Executive Officer, and all officers who received in excess of $100,000 in annual salary and bonus, for the fiscal years ended December 31,1998, 1997 and 1996:

                                                                                                     Long Term Compensation
                                                            Annual Compensation                 Awards                 Payouts
                                                                                              -------------------------------------
         (a)              (b)         (c)          (d)             (e)             (f)           (g)        (h)          (i)
                                                                                                           LTIP        All Other
Name and  Principal                                            Other Annual      Restricted    Options/   Payouts    Compensation
Position               Year        Salary($)   Bonus($)      Compensation ($)   Stock Awards   SARs(#)      ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
 John D. Richardson,   1998        $228,999    $11,073             $-0-             -0-          -0-        -0-          -0-
         CEO

                       1997        $159,374    $10,482             $-0-             -0-          -0-        -0-          -0-

                       1996        $135,000    $10,752             $-0-             -0-          -0-        -0-          -0-

 Joseph Vinhais,(1)    1998        $122,549    $ 7,000             $-0-             -0-       350,000(2)    -0-          -0-
      President

                       1997        $ 95,637    $23,392             $-0-             -0-          -0-        -0-          -0-

                       1996        $ 77,942    $ 6,000             $-0-             -0-          -0-        -0-          -0-
------------------------------------------------------------------------------------------------------------------------------------

(1)      Mr. Vinhais resigned from Cimnet effective May 6, 1999.
(2)      Such Options expired unexercised as of August 5, 1999.

         The following table set forth certain information with respect to options granted during the last fiscal year to the Company's Executive Officers named in the above Summary Compensation Table.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
          (a)                       (b)                        (c)                     (d)                  (e)
                            Number of Securities       % of Total Options
                             Underlying Option/      Options/SARs Granted for     Exercise or Base
          Name                SARs/ Granted (#)      Employees in Fiscal Year        Price (# Share)   Expiration Date
-------------------------------------------------------------------------------------------------------------------------
John Vinhais                      50,000(2)                      14.3%                $ .05               1/1/02
      ____                       300,000(2)                      85.7%                $1.25               1/1/02
-------------------------------------------------------------------------------------------------------------------------

(1)      Mr. Vinhais resigned from Cimnet effective May 6, 1999.
(2)      Such Options expired unexercised as of August 5, 1999.

         The following table sets forth certain information with respect to options exercised during the fiscal year ended December 31, 1998, by the Company's Executive Officers named in the Summary Compensation Table, and with respect to unexercised options held by such person at the end of the fiscal year ended December 31, 1998.


          (a)                      (b)                   (c)                     (d)                         (e)
                                                                         Number of Securities
                                                                        Underlying Unexercised       Value of Unexercised
                                                                        Options/SARS at FY-End    In-the-Money Options/SARS
                            Shares Acquired on    Value Realized           (#) Exercisable/          at FY-End Exercisable
          Name                 Exercise (#)             ($)                 Unexercisable               Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Joseph Vinhais(2)                  ----                  ----              116,667/233,333                    $166/$233
------------------------------------------------------------------------------------------------------------------------------

1. Based upon a closing price of $.06 per share of Cimnet's Common Stock as of December 31, 1998.
2.    Mr. Vinhais resigned from Cimnet effective May 6, 1999.

1999 STOCK PLAN

         As of April 15, 1999, the Board of Directors of the Company, adopted the 1999 Stock Plan (the "1999 Plan"), subject to approval of the Company's stockholders. The stockholders approved the 1999 Plan at a meeting of stockholders held on June 8, 1999. The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. The 1999 Plan is expected to provide even greater flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws. Except for 50,000 options issued to an employee in August 1999 at an exercise price of $2.00 per share (more than the fail market value at the date of grant), no options or other awards have been granted under the 1999 Plan.

OPTIONS

         Except for the options exercisable for 350,000 shares issued to Mr. Vinhais in January 1998 which expired unexercised in August 1999, no stock options have been granted to any officers, directors, or employees. In November 1999, the Company issued options to purchase 100,000 shares of its Common Stock at an exercise price of $1.25 per share to Hanover Capital Corporation, a consultant to the Company. See "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENT

         On January 1, 1998, we entered into an employment agreement with Joseph Vinhais to serve as our President. As of May 6, 1999, Mr. Vinhais resigned from Cimnet and Mr. Richardson as our Chief Executive Officer has assumed the duties previously performed Mr. Vinhais.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of Cimnet's common stock as of October 31, 1999, by:

         o each person known by Cimnet to be the beneficial owner of more than 5% of its common stock;

         o  each named executive officer;

         o  each of Cimnet's directors; and

         o  all executive officers and directors as a group.

      NAME AND ADDRESS OF            SHARES OF COMMON STOCK         PERCENTAGE OF CLASS
      BENEFICIAL OWNER(1)             BENEFICIALLY OWNED(2)         BENEFICIALLY OWNED(3)
      -------------------             ---------------------         ---------------------
     John D. Richardson(4)                 3,394,000(5)                  69.3%

     David Birk(6)                             5,000                       *

     William Nyman(7)                          1,200                       *

     Keith Frantz(8)                          12,800                       *

     All Officers  and  Directors as a
     Group (4 persons)                     3,413,000                     69.7%

------------
* represents less than 1% of the total number of shares of the Company's Common Stock outstanding
1. Unless noted otherwise, the address for such person is c/o Cimnet, Inc., 946 West Penn Avenue, Robesonia, PA 19551
2. Unless noted otherwise, all shares indicated as beneficially owned are held of record by and the right to vote and transfer such shares lies with the person indicated. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.
3.       Calculated based upon 4,889,000 shares of common stock outstanding
4.       Mr. Richardson is our founder,  Chairman of the Board,  Chief Executive
         Officer.
5. Mr. Richardson disclaims beneficial ownership of an aggregate of 55,000 shares of Common Stock beneficially owned by his children and his parents.
6.       Mr. Birk is a director of our company.
7. Mr. Nyman is a director and the Vice President of Integration Services of our company.
8.       Mr. Frantz is the Vice President-Development of our company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth below, to the best of our knowledge there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Cimnet was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by Cimnet to own of record or beneficially more than 5% of any class of Cimnet's common stock, or any member of the immediate family of any of the foregoing persons, has an interest. Prior to the merger of Cimnet and Cimnet Acquisition, H.D. Williams has advanced funds to pay for attorneys fees and accounting fees for the preparation of filings with the Securities and Exchange Commission. In addition, the Company has paid Williams Investment Co. a consulting fee of $25,000 for services rendered in connection with the Merger.

         Cimnet's principal facility is a 6,500 square foot building in Robesonia, Pennsylvania. In addition, Cimnet has recently moved some of its new product development group to a 1,000 square foot space adjacent to the principal facility. We believe that our current facilities are adequate to meet our current business requirements, and that suitable additional space will be available as needed. The building is owned by John Richardson, our founder, Chief Executive Officer and Chairman of the Board and the lease is on a year to year basis. The monthly rent paid by Cimnet to Mr. Richardson is $7,500 month which we consider to be no greater than market rate for comparable space.

         On December 9, 1997, Cimnet issued 500,000 shares of its common stock to two individuals for consulting and advisory services rendered through that date and $15,000 in cash ($0.03 per share). The difference between the fair value of the common stock, $1.15 as determined by management based on Cimnet's private placement of its securities, and the cash consideration was charged to Cimnet's operations in 1997.

         On November 1, 1999 Cimnet entered into an agreement with Hanover Capital Corporation, pursuant to which Hanover Capital was retained as the Company's financial advisor until December 31, 2001. In exchange for services rendered as a financial advisor, Cimnet agreed to pay Hanover Capital a monthly fee of $5,000 per month (which amount is subject to increase in the event that Cimnet sales and earnings achieve certain targets) and reimbursement of expenses. In addition, the Company granted to Hanover Capital an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.25 per share for a period of three (3) years commencing on July 1, 2000. At any time after July 1, 2000, if the Company's Common Stock has a closing price equal to or in excess of $5 per share for five (5) consecutive trading days, the Company may require that Hanover Capital exercise its option. Hanover Capital may then require the Company to file a registration statement with the Securities and Exchange Commission registering the 100,000 shares issuable upon exercise of the option for sale to the public.

         During 1996, the Company loaned $303,731 to John D. Richardson, the Company's founder, Chairman of the Board and Chief Executive Officer. On October 12, 1999, the Company accepted the surrender by Mr. Richardson of 221,700 shares of the Company's Common Stock held by him as repayment of the outstanding loan. In addition, the Company repurchased an additional 29,300 shares at $1.37 per share for an aggregate purchase price of $40,141.

                              PLAN OF DISTRIBUTION

         Shares of common stock covered hereby may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the Shares being offered hereby: (i) on OTC Bulletin Board, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         We have advised the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders have advised us that during such time as the selling stockholders may be engaged in the attempt to sell shares registered hereunder, they will:

         o not engage in any stabilization activity in connection with any of our securities;

         o bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or rights to acquire our securities other than as permitted under the Exchange Act;

         o not effect any sale or distribution of the Shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and

         o effect all sales of Shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

         The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         In order to comply with the securities laws of certain states, if applicable, our common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         No sales may be made pursuant to this prospectus after such date unless we amend or supplements this prospectus to indicate that it has agreed to extend such period of effectiveness. There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered hereunder.


                              SELLING STOCKHOLDERS

         All of the common stock registered for sale pursuant to this prospectus is owned by the selling stockholders. All of the shares offered by the selling stockholders were either purchased in a private offering conducted by Cimnet in May 1998, acquired by John D. Richardson, as the founder of Cimnet and subsequently gifted to his children (Heather Fry Dietrich, Sara Richardson and John D. Richardson IV). None of the selling stockholders has a material relationship with us, except that John D. Richardson is our founder, Chairman of the Board and Chief Executive Officer, Keith Frantz is our Vice President-Development, David Birk and William Nyman are directors of our Company and Go Glo Corp. is owned by Andrew Roosevelt, a former director of our Company. Heather Fry Dietrich, Sara Fry Richardson and John D. Richardson IV are the children of John D. Richardson III and John D. Richardson II is the father of John D. Richardson III. Messrs. Robert Frome and Michael Wainstein are principals of Hanover Capital Corporation, a consultant to the Company. See "Certain Relationships and Related Transactions."

         The following table sets forth certain information known to us with respect to beneficial ownership of Cimnet's common stock as of October 31, 1999, by each selling stockholder. The following table assumes that the selling stockholders sell all of the Shares and, unless otherwise noted, each of the selling stockholders will own less than one percent (1%) of the Shares outstanding after the offering. Cimnet is unable to determine the exact number of Shares that actually will be sold.

----------------------------------------------------------------------------------------------------------------------
                                                                                                SHARES BENEFICIALLY
                                                SHARES BENEFICIALLY                                 OWNED AFTER
                                               OWNED BEFORE OFFERING     SHARES BEING                OFFERING/%
NAME/ADDRESS                                         OFFERING               OFFERED                OUTSTANDING(1)
----------------------------------------------------------------------------------------------------------------------
Ira R. Abbott                                        10,102                  10,102                      0
----------------------------------------------------------------------------------------------------------------------
Andrea Abitbol                                        3,500                   3,500                      0
----------------------------------------------------------------------------------------------------------------------
Russ Adams                                            1,000                   1,000                      0
----------------------------------------------------------------------------------------------------------------------
David N. Antonson                                       800                     800                      0
----------------------------------------------------------------------------------------------------------------------
David Arbesman                                        7,000                   7,000                      0
----------------------------------------------------------------------------------------------------------------------
Big Brothers/Big Sisters of New York
----------------------------------------------------------------------------------------------------------------------
City, Inc.                                           28,000                  28,000                      0
----------------------------------------------------------------------------------------------------------------------
Birdie Capital Corporation                           18,000                  18,000                      0
----------------------------------------------------------------------------------------------------------------------
David Birk                                            5,000                   5,000                      0
----------------------------------------------------------------------------------------------------------------------
Kristi A. & Ronald J. Boudreau                          800                     800                      0
----------------------------------------------------------------------------------------------------------------------
Judith Brown                                          3,000                   3,000                      0
----------------------------------------------------------------------------------------------------------------------
Tom Byrne                                             2,000                   2,000                      0
----------------------------------------------------------------------------------------------------------------------
Derek R. Clark                                          800                     800                      0
----------------------------------------------------------------------------------------------------------------------
David Cornstein                                       4,041                   4,041                      0
----------------------------------------------------------------------------------------------------------------------
Edward F. Cowle                                     132,500                 132,500                      0
----------------------------------------------------------------------------------------------------------------------
Daytop Village Foundation                            48,000                  48,000                      0
----------------------------------------------------------------------------------------------------------------------
Scott Daiagi                                          2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Heather Fry  Dietrich and Jason James                 5,000                   5,000                      0
Dietrich, JT TEN
----------------------------------------------------------------------------------------------------------------------
Ronald E. Eastman                                     2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
William D. Feniger                                    2,500                   2,500                      0
----------------------------------------------------------------------------------------------------------------------
Keith R. Frantz                                      12,800                  12,800                      0
----------------------------------------------------------------------------------------------------------------------
Lauren Feltes                                         7,500                   7,500                      0
----------------------------------------------------------------------------------------------------------------------
Robert H. Friedman                                    2,000                   2,000                      0
----------------------------------------------------------------------------------------------------------------------
Robert L. Frome                                     222,475(2)              222,475(2)                   0
----------------------------------------------------------------------------------------------------------------------
Frome & Co.                                          16,000                  16,000                      0
----------------------------------------------------------------------------------------------------------------------
LouAnn Frome                                         17,500                  17,500                      0
----------------------------------------------------------------------------------------------------------------------
Go Glo Co., Inc.                                     20,000                  20,000                      0
----------------------------------------------------------------------------------------------------------------------
Neil Grundman                                         3,000                   3,000                      0
----------------------------------------------------------------------------------------------------------------------
Joseph E. Haick IRA                                   2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Hospital for Joint Diseases Orthopedic
----------------------------------------------------------------------------------------------------------------------
Institute                                            33,000                  33,000                      0
----------------------------------------------------------------------------------------------------------------------
Jo Juliano                                            1,000                   1,000                      0

----------------------------------------------------------------------------------------------------------------------
                                                                                                SHARES BENEFICIALLY
                                                SHARES BENEFICIALLY                                 OWNED AFTER
                                               OWNED BEFORE OFFERING     SHARES BEING                OFFERING/%
NAME/ADDRESS                                         OFFERING               OFFERED                OUTSTANDING(1)
----------------------------------------------------------------------------------------------------------------------
Glenn Kershner                                        1,400                   1,400                      0
----------------------------------------------------------------------------------------------------------------------
Anthony K. Knirsch                                   20,000                  20,000                      0
----------------------------------------------------------------------------------------------------------------------
Ronald S. Koldon                                      2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Sidney Levine                                         3,031                   3,031                      0
----------------------------------------------------------------------------------------------------------------------
David Margules                                        1,500                   1,500                      0
----------------------------------------------------------------------------------------------------------------------
James L. Maynard                                      2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
John McKenzie                                         3,000                   3,000                      0
----------------------------------------------------------------------------------------------------------------------
Pamela K. Miller                                        800                     800                      0
----------------------------------------------------------------------------------------------------------------------
Adam Modlin                                           2,000                   2,000                      0
----------------------------------------------------------------------------------------------------------------------
Bill Nyman                                            1,200                   1,200                      0
----------------------------------------------------------------------------------------------------------------------
Par Corp                                              5,051                   5,051                      0
----------------------------------------------------------------------------------------------------------------------
Portugal Investment Group, Inc.                       5,600                   5,600                      0
----------------------------------------------------------------------------------------------------------------------
John D. Richardson, III                           3,394,000                 400,000               2,994,000/61.1%
----------------------------------------------------------------------------------------------------------------------
John D. Richardson, IV                                5,000                   5,000                      0
----------------------------------------------------------------------------------------------------------------------
John D. & Virginia M. Richardson                     15,000                  15,000                      0
----------------------------------------------------------------------------------------------------------------------
Sarah Fry Richardson                                  5,000                   5,000                      0
----------------------------------------------------------------------------------------------------------------------
Victor Rosenzweig                                     3,000                   3,000                      0
----------------------------------------------------------------------------------------------------------------------
Mitchell Rubinson                                     2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
St. Daniels Lutheran Church                          20,000                  20,000                      0
----------------------------------------------------------------------------------------------------------------------
Jerry J. Sample                                       2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Saratoga Holdings, Inc.                               1,010                   1,010                      0
----------------------------------------------------------------------------------------------------------------------
Matthew and Marlene Schiff                            2,000                   2,000                      0
----------------------------------------------------------------------------------------------------------------------
Joseph and Maria Scianni                              4,000                   4,000                      0
----------------------------------------------------------------------------------------------------------------------
Jeffrey S. Silverman                                 20,203                  20,203                      0
----------------------------------------------------------------------------------------------------------------------
Mark Silverman                                       19,498                  19,498                      0
----------------------------------------------------------------------------------------------------------------------
Howard and Carole Silverstein                         3,000                   3,000                      0
----------------------------------------------------------------------------------------------------------------------
Gregg A. Smith                                       41,718                  41,718                      0
----------------------------------------------------------------------------------------------------------------------
Elliot Smith                                         20,203                  20,203                      0
----------------------------------------------------------------------------------------------------------------------
Smiths Supermarket Inc.                              20,203                  20,203                      0
----------------------------------------------------------------------------------------------------------------------
Donald K. Speicher                                   10,000                  10,000                      0
----------------------------------------------------------------------------------------------------------------------
Terry E. Star                                         2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Jan & Nancy Swanson                                     400                     400                      0
----------------------------------------------------------------------------------------------------------------------
The Estate of Max Tessler                             2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Trans International Management Corp.                  2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                                SHARES BENEFICIALLY
                                                SHARES BENEFICIALLY                                 OWNED AFTER
                                               OWNED BEFORE OFFERING     SHARES BEING                OFFERING/%
NAME/ADDRESS                                         OFFERING               OFFERED                OUTSTANDING(1)
----------------------------------------------------------------------------------------------------------------------
Trinity Lutheran Church                              20,000                  20,000                      0
----------------------------------------------------------------------------------------------------------------------
Lamar Tyree                                           2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
Frank J. Walsh                                       20,000                  20,000                      0
----------------------------------------------------------------------------------------------------------------------
Daniel Wainstein                                     15,000                  15,000                      0
----------------------------------------------------------------------------------------------------------------------
Deborah Wainstein                                     7,500                   7,500                      0
----------------------------------------------------------------------------------------------------------------------
Michael Wainstein(2)                                237,475(3)              237,475(3)                   0
----------------------------------------------------------------------------------------------------------------------
Sasha Wainstein                                       6,000                   6,000                      0
----------------------------------------------------------------------------------------------------------------------
Judith Weitzel                                        1,600                   1,600                      0
----------------------------------------------------------------------------------------------------------------------
Geoffrey D. Williams                                 44,350                  44,350                      0
----------------------------------------------------------------------------------------------------------------------
H.D. Williams                                       132,500                 132,500                      0
----------------------------------------------------------------------------------------------------------------------
Steven Wolosky                                        8,000                   8,000                      0
----------------------------------------------------------------------------------------------------------------------
Stanley Young                                         2,020                   2,020                      0
----------------------------------------------------------------------------------------------------------------------
TOTAL SHARES                                      4,453,416               1,724,300                     --

(1)      Assumes the sale of all shares offered under this Prospectus.

(2) Includes (a) 17,500 shares owned by LouAnn Frome, Robert Frome's wife, and (b) 16,000 shares owned by Frome & Co., a company owned and controlled by Mr. Frome. See "Certain Relationships and Related Transactions."

                          DESCRIPTION OF CAPITAL STOCK

         In accordance with Cimnet's Certificate of Incorporation as currently in effect, Cimnet's authorized capital stock consists of 15,000,000 shares of common stock, with a par value of $.0001 per share, and 5,000,000 shares of preferred stock, with a par value of $.0001 per share.

COMMON STOCK

         As of October 31, 1999, there were 4,899,000 shares of common stock outstanding and held of record by 56 stockholders. Class A Warrants exercisable for a total of 300,000 shares of common stock expired on May 21, 1999.

         Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock are entitled to receive ratable such lawful dividends as may be declared by the Board of Directors. However, such dividends are subject to preferences that may be applicable to the holders of any outstanding shares of preferred stock. In the event of a liquidation, dissolution or winding up of the affairs of Cimnet, whether voluntary or involuntary, the holders of common stock will be entitled to receive pro rata all of the remaining assets of Cimnet available for distribution to its stockholders. Any such pro rata distribution would be subject to the rights of the holders of any outstanding shares of preferred stock. The common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Cimnet may designate and issue in the future.

PREFERRED STOCK

         The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, in one or more series. The Board of Directors is also authorized, subject to the limitations prescribed by Delaware law, to establish the number of shares to be included in each series and to fix the voting powers, preferences, qualifications and special or relative rights or privileges of each series. The Board of Directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock. Cimnet has currently no shares of preferred stock issued and outstanding.

         Cimnet has no current plans to issue any preferred stock. However, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of Cimnet.

REGISTRATION RIGHTS

         Under the terms of the subscription agreements executed by Cimnet in connection with the sale of 100,000 units (each unit included two shares of common stock and three class A common stock purchase warrants) in May 1998, Cimnet agreed to include the shares of common stock beneficially owned by investors in the first registration statement filed by Cimnet.

         In general, all fees, costs and expenses of this registration statement covering such investors' shares of common stock, other than insurance costs and fees and disbursements of counsel to the selling stockholders, will be borne by Cimnet.

         On November 1, 1999 Cimnet entered into an agreement with Hanover Capital Corporation, pursuant to which Hanover Capital was retained as the Company's financial advisor until December 31, 2001. In exchange for services rendered as a financial advisor, Cimnet agreed to pay Hanover Capital a monthly fee of $5,000 per month (which amount is subject to increase in the event that Cimnet sales and earnings achieve certain targets) and reimbursement of expenses. In addition, the Company granted to Hanover Capital an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.25 per share for a period of three (3) years commencing on July 1, 2000. At any time after July 1, 2000, if the Company's Common Stock has a closing price equal to or in excess of $5 per share for five (5) consecutive trading days, the Company may require that Hanover Capital exercise its option. Hanover Capital may then require the Company to file a registration statement with the Securities and Exchange Commission registering the 100,000 shares issuable upon exercise of the option for sale to the public.

DELAWARE GENERAL CORPORATION LAW

         Cimnet may be subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

Section 203 does not apply if:

         o prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         o at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

Section 203 defines "business combination" to include:

         o any merger or consolidation involving the corporation and the interested stockholder;

         o    any sale, transfer,  pledge or other disposition of 10% or more of
              the  assets  of  the   corporation   to  or  with  the  interested
              stockholder;

         o subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

         o any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

         o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years, and any entity or person associated with, affiliated with or controlling or controlled by such entity or person.

LIMITATION OF LIABILITY

         Cimnet's Certificate of Incorporation provides that no director of Cimnet shall be personally liable to Cimnet or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

         Cimnet's Certificate of Incorporation further provides for the indemnification of Cimnet's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of Cimnet's directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions.

STOCK TRANSFER AGENT

         The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, Cimnet's common stock has traded on the OTC Bulletin Board under the symbol "CIMK". Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices from time to time.

         As of October 31, 1999, Cimnet has outstanding an aggregate of 4,899,000 shares of common stock. Of these shares, the 1,724,300 shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless such shares are purchased by an existing affiliate of Cimnet as that term is defined in Rule 144 under the Securities Act.

         The remaining 2,994,000 shares of common stock held by John D. Richardson III are restricted shares. Restricted shares may be sold in the public market only if registered or if they qualify for an exception from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which are summarized below. All of these restricted shares will be available for resale in the public market in reliance on Rule 144 in March 2000.

         No stockholders and option holders of Cimnet have signed any lock-up agreements or agreed to any other restrictions with respect to the sale of Cimnet common stock.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least one year would be entitled to sell a certain number of shares within any three-month period. That certain number of shares cannot exceed the greater of one percent of the number of shares of common stock then outstanding, which presently equals approximately 51,500 shares, or the average weekly trading volume of the common stock on national stock market or electronic exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. The OTC Bulletin board is not considered a national stock market or electronic exchange so that this alternative calculation is not available to holders of Cimnet common stock so long as such shares are listed on the OTB Bulletin Board. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Cimnet. Rule 144 also provides that affiliates of Cimnet who are selling shares of common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement.

         Under Rule 144(k), a person who is not deemed to have been an affiliate of Cimnet at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Accordingly, unless otherwise restricted, these shares may therefore be sold immediately upon the completion of this offering.

         Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 may be relied upon with respect to the resale of securities originally purchased from Cimnet by its employees, directors, officers, consultants or advisors prior to the date the issuer becomes subject to the reporting requirements of the Exchange Act. To be eligible for resale under Rule 701, shares must have been issued in connection with written compensatory benefit plans or written contracts relating to the compensation of such persons. In addition, the Securities and Exchange

Commission has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than affiliates, subject only to the manner of sale provisions of Rule 144, and by affiliates, under Rule 144 without compliance with its one-year minimum holding period requirements.

         Following this offering, Cimnet intends to file registration statements under the Securities Act covering approximately 1,000,000 shares of common stock issued upon the exercise of stock options, subject to outstanding options or reserved for issuance under Cimnet's 1999 Plan. Accordingly, shares registered under such registration statements will, subject to Rule 144 provisions applicable to affiliates, be available for sale in the open market, except to the extent that such shares are subject to Cimnet's vesting restrictions or the contractual restrictions described above. See "Management -- Stock Plans."


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Cimnet by Berlack, Israels & Liberman LLP, New York, NY.


                                     EXPERTS

         The financial statements of Cimnet as of December 31, 1998 and 1997 and for the years then ended, all of which are included in this prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report appearing therein and have been included in reliance upon the report of such firm given upon their authority of as experts in auditing and accounting.


                        CHANGE IN INDEPENDENT ACCOUNTANTS

         Cimnet believes that Jones, Jensen & Company, P.C. ("Jones Jensen") by the letter dated April 8, 1999 was dismissed as the independent accountants for the Company. The reports of Jones Jensen on the financial statements of Western Tech for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Jones Jensen dated June 9, 1998 and March 24, 1997 was modified as to going concern. Our Board of Directors approved the dismissal of Jones Jensen.

         For the two most recent fiscal years and through April 8, 1999, there were no disagreements between the Company and Jones Jensen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Jones Jensen to make a reference thereto in its report on the Company's financial statements for such period.

During the two most recent fiscal years and through April 8, 1999, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

         We have received a copy of a letter furnished by Jones Jensen to the Securities and Exchange Commission stating that Jones Jensen agrees with the above statements.

         Cimnet engaged Grant Thornton LLP ("GT"), as its new independent accountants as of April 8, 1999. Upon engagement, GT reaudited the financial statements of Cimnet, Inc. (formerly, Western Technology & Research, Inc.) as of and for the years ended December 31, 1998 and 1997 in conjunction with the merger of Western Tech and Cimnet. No changes were made to the previous statements audited by Jones Jensen. Prior to such date, the Company did not consult with GT regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by GT, or (iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).


                             ADDITIONAL INFORMATION

         Cimnet has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to Cimnet and the common stock, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to such exhibit. Copies of the registration statement may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Cimnet, that make electronic filings with the Commission.

         Cimnet intends to furnish to its stockholders annual reports containing financial statements audited by an independent public accounting firm.

                                 C O N T E N T S


                                                                            PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-1

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS                                                 F-2

CONSOLIDATED STATEMENTS OF OPERATIONS                                       F-3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)                 F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                       F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                  F-6

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 1999 (UNAUDITED)
     AND DECEMBER 31, 1998                                                  F-14

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
     THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)          F-15

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
         SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)                F-16

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)                  F-17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Cimnet, Inc. (formerly Western Technology and Research, Inc.)

We have audited the accompanying consolidated balance sheets of Cimnet Inc. (formerly Western Technology and Research, Inc.) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cimnet, Inc. (formerly Western Technology and Research, Inc.) as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ GRANT THORNTON LLP

Grant Thornton LLP

Philadelphia, Pennsylvania
January 18, 1999, (except for
note B, as to which the date
is March 2, 1999)

                                  Cimnet, Inc.

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                                                           1998           1997
                                                                       -----------    -----------

                   ASSETS

CURRENT ASSETS
Cash                                                                   $    31,505    $    26,660
Accounts receivable, net of allowance of $32,915 and
$37,185 at December 31, 1998 and 1997, respectively                        599,497        334,668
Inventories                                                                 88,505         51,139
Prepaid expenses                                                            93,066         78,842
Deferred tax asset                                                          23,000             --
                                                                       -----------    -----------

                   Total current assets                                    835,573        491,309

PROPERTY AND EQUIPMENT, NET                                                275,688        243,185
                                                                       -----------    -----------

                                                                       $ 1,111,261    $   734,494
                                                                       ===========    ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Line of credit                                                         $   298,992    $   227,090
Current portion of long-term debt                                          100,211         75,125
Accounts payable                                                           110,698         54,210
Accrued expenses                                                            54,086         43,969
Deferred income                                                            496,658        455,865
                                                                       -----------    -----------

Total current liabilities                                                1,060,645        856,259

LONG-TERM DEBT, net of current portion                                      47,538         87,733

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, par value $.0001 per shares; 5,000,000
shares authorized (no shares issued and outstanding)                            --             --
Common stock, 50,000,00 shares authorized at no par value,
5,150,000 shares issued and outstanding                                  1,036,050             --
Common stock, par value, $.0001 per share; authorized,
15,000,000 shares, and 4,230,000 shares issued and
outstanding                                                                     --            423
Additional paid-in capital                                                      --        763,301
Accumulated deficit                                                       (692,574)      (665,524)
                                                                       -----------    -----------

                                                                           343,476         98,200
Less
Cost of treasury stock, 30,000 shares in 1997                                   --          7,772
Deferred compensation                                                       36,667             --
Shareholder receivable                                                     303,731        299,926
                                                                       -----------    -----------

                                                                             3,078       (209,498)
                                                                       -----------    -----------

                                                                       $ 1,111,261    $   734,494
                                                                       ===========    ===========


                                  Cimnet, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                                           1998           1997
                                                        -----------    -----------
Net sales                                               $ 3,191,725    $ 2,908,625
Cost of goods sold                                          529,705        561,559
                                                        -----------    -----------

                    GROSS PROFIT                          2,662,020      2,347,066
                    ------------                        -----------    -----------

Operating expenses
Selling, general and administrative                       1,680,939      1,278,860
Research and development                                    981,065        965,856
Noncash consulting fees                                          --        560,000
                                                        -----------    -----------

                                                          2,662,004      2,804,716
                                                        -----------    -----------

                    Operating income (loss)                      16       (457,650)

Loss on disposal                                              2,133             --

Nonoperating interest expense                                47,933         52,498
                                                        -----------    -----------

                    Loss before income tax benefit          (50,050)      (510,148)

Income tax benefit                                           23,000             --
                                                        -----------    -----------

                    NET LOSS                            $   (27,050)   $  (510,148)
                    --------                            ===========    ===========

Pro Forma Income Tax Benefit                                     --    $  (204,059)

Pro Forma Net Loss                                               --    $  (306,089)

Loss per common share - basic and diluted               $     (0.01)   $     (0.12)
                                                        ===========    ===========

Pro Forma Loss per common share - basic and diluted              --    $     (0.06)

Weighted average shares outstanding basic and diluted     4,906,849      4,231,507
                                                        ===========    ===========

                                  Cimnet, Inc.

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     Years ended December 31, 1998 and 1997

                                          Common Stock          Additional
                                  --------------------------      Paid-in     Accumulated     Treasury       Deferred    Shareholder
                                      Shares          Amount      Capital       Deficit         Stock     Compensation    Receivable
                                      ------          ------      -------       -------         -----     ------------    ----------
Balance at January 1, 1997             70,000    $    70,000    $   118,724  $  (155,376)   $    (7,222) $       $--    $  (280,440)

Recapitalization                    3,660,000        (69,627)        69,627           --             --           --             --
Issuance of capital stock in
exchange for consulting
services and cash                     500,000             50        574,950           --             --           --             --
Net loss                                   --             --             --     (510,148)            --           --             --
Stockholder distribution                   --             --             --           --             --           --    $   (19,486)
                                  -----------    -----------    -----------  -----------    -----------  -----------    -----------

Balance at December 31, 1997        4,230,000            423        763,301     (665,524)        (7,222)          --    $  (299,926)

Excess of fair value of stock over
exercise price of options granted          --             --         55,000           --             --      (55,000)            --
Issuance of common stock              200,000             20        249,980           --             --           --             --
Offering costs                             --             --        (24,902)          --             --           --
Retirement of treasury stock          (30,000)            (3)        (7,219)          --          7,222           --             --
Reclassification of .0001 par
common stock                       (4,400,000)          (440)            --           --             --           --             --
Issuance of no par common
stock                               5,150,000      1,036,050     (1,036,160)          --             --           --             --
Compensation expense                       --             --             --           --             --       18,333             --
Stockholder distribution                   --             --             --           --             --           --    $    (3,805)
Net loss                                   --             --             --      (27,050)            --           --             --
                                  -----------    -----------    -----------  -----------    -----------  -----------    -----------

Balance at December 31, 1998        5,150,000    $ 1,036,050    $        --  $  (692,574)   $        --  $   (36,667)   $  (303,731)
                                  ===========    ===========    ===========  ===========    ===========  ===========    ===========

                                  Cimnet, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                            1998        1997
                                                                         ---------    ---------
Cash flows from operating activities
Net loss                                                                 $ (27,050)   $(510,148)
Adjustments to reconcile net loss to net cash (used in)
             provided by operating activities
Depreciation and amortization                                               80,561       61,566
Loss on disposal of equipment                                                2,133           --
Noncash consulting fees                                                         --      560,000
Allowance for future returns                                                (4,270)      37,185
Issuance of employee stock options                                          18,333           --
(Increase) decrease in assets
             Accounts receivable                                          (260,559)      30,344
             Inventories                                                   (37,366)      34,720
             Deferred tax asset                                            (23,000)          --
             Prepaid expenses                                              (14,224)      (4,464)
Increase (decrease) in liabilities
             Accounts payable                                               56,488     (102,433)
             Accrued expenses                                               10,117       (3,358)
             Deferred Income                                                40,793      115,510
                                                                         ---------    ---------

                   NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES    (158,044)     218,922
                                                                         ---------    ---------

Cash flows from investing activities
Purchase of property and equipment                                         (77,307)     (36,894)
                                                                         ---------    ---------

                   NET CASH USED IN INVESTING ACTIVITIES                   (77,307)     (36,894)
                                                                         ---------    ---------

Cash flows from financing activities
Net (payments on) proceeds from line of credit                              71,902     (145,500)
Proceeds from long-term borrowings                                          30,000           --
Principal payments on long-term borrowings                                 (82,999)     (70,695)
Proceeds from issuance of common stock, net                                225,098       15,000
Net advances to shareholder                                                 (3,805)     (19,486)
                                                                         ---------    ---------

                   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES     240,196     (220,681)
                                                                         ---------    ---------

                   NET INCREASE (DECREASE) IN CASH                           4,845      (38,653)

Cash at beginning of year                                                   26,660       65,313
                                                                         ---------    ---------

Cash at end of year                                                      $  31,505    $  26,660
                                                                         =========    =========

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest                                                                 $  48,235    $  53,520
                                                                         =========    =========

Noncash transactions
Acquisition of property and equipment via capital lease                  $  37,890    $  32,268
                                                                         =========    =========

Issuance of employee stock options                                       $  55,000    $      --
                                                                         =========    =========

                                  Cimnet, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

NOTE A - NATURE OF BUSINESS

     Western  Technology  and Research, Inc.  (Western  Technology),   organized
     under the laws of the state of Wyoming, conducts its business through its wholly owned subsidiary, Cimnet, Inc. (Cimnet or the Company).

     Cimnet is in the business of the development, sale, and maintenance of computer integrated manufacturing software. The Company also is engaged in the resale of hardware that is incidental to the operation of its software products. The Company's software is a manufacturing execution system which enables factories to monitor work flows and manufacturing processes. The Company's office is located in Robesonia, Pennsylvania, and the Company has sales throughout the United States. Credit is granted on terms that the Company establishes for individual customers. On December 31, 1997, J. N.
     L. Industries, Inc., a Pennsylvania corporation, merged with and into Cimnet, Inc., a newly formed Delaware corporation with no operations, assets or liabilities.

NOTE B - BASIS OF PRESENTATION

     On March 2, 1999, Western Technology a non-operating public company with 750,000 common shares outstanding and immaterial net assets, acquired 100% of the outstanding common stock of Cimnet (the Acquisition). The Acquisition resulted in the owners and management of Cimnet having effective operating control of the combined entity after the Acquisition, with the existing Western Technology investors continuing as only passive investors.

     Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Cimnet for the net monetary assets of Western Technology, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill intangible is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Western Technology), are those of the "legal acquiree" (Cimnet) (I.E. the accounting acquirer). The Securities and Exchange Commission requires that capital transaction consummated after year end but prior to the issuance of the consolidated financial statements should be given retroactive effect as if the transaction had occurred on December 31, 1998.

     Accordingly, the consolidated financial statements of Western Technology as of December 31, 1998, and 1997 and for the years then ended, are the historical financial statements of Cimnet for the same periods adjusted for the exchange of the common stock as defined in the Agreement and Plan of Merger (the Agreement) executed at consummation of the Acquisition.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE B - BASIS OF PRESENTATION - Continued

     Under the terms of the agreement, each outstanding common share, $0.0001 par value, of Cimnet was converted into one common share of Western Technology's common stock, no par value. The additional paid-in capital account has been combined with common stock as presented in the statement of changes in shareholders' equity. The common stock exchanged, in addition to the existing Western Technology shares outstanding, collectively resulted in the recapitalization of the Company. Earnings per share (EPS) calculations include the Company's change in capital structure for all periods presented.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  REVENUE RECOGNITION

     The Company generates revenue principally from the following sources.

     SOFTWARE AND HARDWARE

     Revenues are recorded when software or hardware products are shipped and are recorded net of allowance for estimated returns, price concessions, and other discounts.

     MAINTENANCE AGREEMENTS

     Maintenance agreements generally require the Company to provide technical support and certain software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the maintenance agreement.

     The Company has adopted the provisions of the American Institute of Certified Public Accountants (AICPA) Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION. The adoption did not have a material effect on the Company's financial statements.

     2.  INVENTORIES

     Inventories, which consist entirely of hardware purchased for resale, are stated at the lower of average cost (first-in, first-out method) or market.

     3.  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation on equipment is computed by the declining-balance method over the following estimated useful lives:

          Furniture and fixtures                5 to 10 years
          Transportation equipment              3 to  5 years
          Leasehold improvements                7 to 40 years

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Improvements to leased property are amortized over the lesser of the life of the lease or the lives of the improvements. Software is amortized over three years under the straight-line method.

     Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to expense when incurred. When depreciable property is retired or otherwise disposed of, the related assets and accumulated depreciation are removed from the accounts and any resultant gain or loss is reflected in earnings.

     4.  INCOME TAXES

     Effective December 31, 1997, the Company terminated its S corporation election and became a C corporation. In connection with the Company's change in tax status, the Company recorded a deferred asset of $23,000 in 1998. As a C corporation, the computation of deferred taxes is based on federal C corporation tax rates, which are not applicable to S corporations, and C corporation state tax rates, which are significantly larger than S corporation state tax rates. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, the gain resulting from the increase in the deferred tax asset is included as a credit to tax expense during the period ended December 31, 1998.

     As of January 1, 1998, the Company accounts for its income taxes under the liability method specified by SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The Company files a consolidated federal income tax return, and the amount of income tax expense or benefit is computed and allocated on a separate return basis.

     Prior to January 1, 1998, the Company, with the consent of its stockholders, was taxed as a "S" corporation, with the stockholders separately accounting for their pro rata shares of the Company's items of income, deductions, losses, and credits.

     5.  LOSS PER COMMON SHARE

     The Company reports earnings per share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE. SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

     Options to purchase 50,000 shares of common stock for $0.05 per share were outstanding during 1998. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price. Warrants to purchase 300,000 shares of common stock for $2.50 per share were outstanding during 1998 and 1997. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     6.  STOCK OPTIONS

     The Company accounts for its stock option plans under APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, no compensation expense has been recognized for stock options issued to employees. The Financial Accounting Standards Board issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Alternatively, SFAS No. 123 permits entities to continue accounting for employee stock options and similar equity instruments under Accounting
     Principles Board (APB) Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Entities that continue to account for stock options using APB Opinion 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. Pro forma information is not presented due to the immateriality of total pro forma compensation expense.

     7.  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     8.  SOFTWARE DEVELOPMENT COSTS

     Under the criteria set forth in SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including but not limited to, anticipated future gross product revenue, estimated economic product lives, and changes in software and hardware technology. Amounts that would have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company.

     Costs incurred internally to develop computer software products and the costs to acquire externally developed software products (which have no alternative future use) to be sold, leased, or otherwise marketed are charged to expense as research and development until the technological feasibility of the product has been established. Costs incurred after technological feasibility has been established for software development, maintenance, and product enhancements and acquisition costs are included in cost of goods sold.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     9.  ADVERTISING COSTS

     The Company expenses the cost of advertising the first time advertising takes place, except for prepaid advertising. Prepaid advertising consists principally of the costs of developing advertising materials including sales literature and catalogs. These costs are expensed on a monthly basis over the estimated useful life of the materials, generally over 12 to 24 months. At December 31, 1998 and 1997, $32,502 and $24,038 of advertising costs, respectively, were included in prepaid expenses. Advertising expense for the years ended December 31, 1998 and 1997, was $136,268 and $84,428, respectively

     10.  SEGMENT REPORTING

     In 1998, the Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Company's operating segments. Under current conditions, the Company is reporting one segment.

     11.  RECLASSIFICATIONS

     Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 presentation.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                        1998         1997
                                                      --------     --------

Furniture, fixtures and equipment                     $419,348     $328,035
Leasehold improvements                                 171,858      169,926
Computer software                                       15,545           --
                                                      --------     --------

                                                       606,751      497,961
Less accumulated depreciation and amortization         331,063      254,776
                                                      --------      -------

                                                      $275,688     $243,185
                                                      ========     ========

Depreciation and amortization amounted to $80,561 and $61,566 for the years ended December 31, 1998 and 1997, respectively.

NOTE E - DEFERRED TAXES

The Company has recorded a deferred tax asset of $23,000 reflecting the benefit of approximately $70,000 in loss carryforwards. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized in subsequent periods. No current income tax provision was made due to an estimated taxable loss.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE F - LINE OF CREDIT

     The Company has a $600,000 line of credit with a bank. Interest is payable monthly at the bank's prime interest rate plus .75%. The amount outstanding at December 31, 1998 and 1997, was $298,992 and $227,090, respectively. The line of credit expires April 30, 1999. The line of credit is collateralized by a first lien security interest in all business assets, a second lien mortgage on real estate owned by the shareholders, an unlimited surety agreement with the shareholders, and assignment of a life insurance policy on the principal shareholder in the amount of $500,000.

NOTE G - LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                                                     1998       1997
                                                                                   --------   --------
Note payable to bank in monthly  payments of $5,000 plus  interest at the bank's prime interest rate plus 1% per annum to January 1, 2000;
collateralized along with the line of credit as described in Note D                $ 65,000   $125,000

Note payable to bank in 36 monthly payments of $945, including interest at 8.25%
per annum to April 2001; collateralized along with the line of
credit as described in Note D                                                        23,943         --

Capital lease obligations for various equipment;  interest rate imputed at rates ranging  from 12% to 26%;  payable in monthly  installments  ranging from $65 to
$872 through November 1999 to July 2001; collateralized by
the equipment under capital lease                                                    58,806     37,858
                                                                                   --------   --------

                                                                                    147,749    162,858
Less current portion                                                                100,211     75,125
                                                                                   --------   --------

                                                                                   $ 47,538   $ 87,733
                                                                                   ========   ========

Aggregate maturities required on long-term debt at December 31, 1998, are as follows:

1999                                                              $ 108,605
2000                                                                 39,773
2001                                                                  9,752
                                                                  ---------

                                                                    158,130
Less amount representing interest on capital leases                  10,381
                                                                  ---------
                                                                  $ 147,749
                                                                  =========

Interest expense for the years ended December 31, 1998 and 1997, was $47,933 and $52,498, respectively.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE H - RELATED PARTY TRANSACTIONS

     The Company is affiliated with High Printing and Graphics, Inc. The Company's shareholder owns a 50% interest in High Printing and Graphics, Inc. During the years ended December 31, 1998 and 1997, the Company conducted transactions with the related party which were immaterial, both individually and in the aggregate.

     The Company rents space from the Company's shareholders on a month-to-month basis. Rent expense for 1998 and 1997 relating to this arrangement was $90,000 and $90,000, respectively. The Company formalized this arrangement pursuant to a lease signed in early 1998. Under this agreement, the monthly rental payment is $7,500.

     The total rental expense, which includes various operating leases which have immaterial future minimum rental commitments, included in the income statements for the years ended December 31, 1998 and 1997, was $117,019 and $123,270, respectively.

     A director of the Company and persons associated with him were issued 500,000 shares of its common stock in 1997 (see note J).

NOTE I - EMPLOYEE DEFERRED SALARY PLAN

     The Company has an  employee  savings  plan  subject to the  provisions  of
     Section 401(k) of the Internal Revenue Code. Under the terms of the plan, the Company will match 25% of the participant's contribution, up to 6% of the participant's compensation. The total Company contributions included in the income statements for the years ended December 31, 1998 and 1997, were $16,782 and $13,535, respectively.

NOTE J - STOCKHOLDERS' EQUITY

     In January 1998, the Company issued a private placement memorandum raising $250,000 by the issuance of 100,000 units at $2.50 per unit. Each unit consisted of two shares of common stock and three common stock purchase warrants. The warrants have an exercise price of $2.50 and expire one year from the closing date of the offering. As of December 31, 1998, there are 300,000 warrants outstanding.

     In January 1998, the Company decided to grant one of its officers 50,000 options to purchase the Company's stock at $0.05 per share. The difference between the fair market value of the stock and the stock option price of $55,000 will be recorded over the vesting period of the options. Compensation expense charged to operation during 1998 was $18,333.

                                  Cimnet, Inc.

                           December 31, 1998 and 1997

NOTE J - STOCKHOLDERS' EQUITY - Continued

     On December 9, 1997, the Board of Directors and shareholders voted to: (a) change the par value of the common stock from $1.00 to $.0001 par value, to increase the authorized common stock from 500,000 shares to 15,000,000 shares, (b) declare a stock split resulting in the issuance of 93.25 shares for each share outstanding at the time, (c) authorize 500,000 shares of preferred stock at a par value of $.0001, and (d) issue 500,000 shares of common stock for $15,000 and services rendered.

     On December 9, 1997, the Company issued 500,000 shares of its common stock to two individuals for consulting and advisory services rendered through that date and $15,000 cash ($0.03 per share). The difference between the fair value of the common stock, $1.15 as determined by management based on the private placement memorandum, and the cash consideration was charged to operations in 1997.

NOTE K - CONCENTRATION RISK

     The Company currently purchases a significant portion, in the amount of 36%, of its inventory from one supplier. Management believes that other suppliers could provide inventory on comparable terms. A change in suppliers, however, could cause delays adversely affecting operating results.

                                  CIMNET, INC.

                           CONSOLIDATED BALANCE SHEETS

                     ASSETS                                             June 30, 1999  DECEMBER 31, 1998
                                                                         (UNAUDITED)
                                                                         -----------    -----------
CURRENT ASSETS
Cash                                                                     $    68,595         31,505
Accounts receivable, net of allowance of $28,206 and
$32,915 at June 30, 1999 and December 31, 1998, respectively                 537,487        599,497
Inventories                                                                  101,645         88,505
Prepaid expenses                                                             125,561         93,066
Deferred tax asset                                                            33,500         23,000
                                                                         -----------    -----------

                     Total current assets                                    866,788        835,573

PROPERTY AND EQUIPMENT, NET                                                  248,815        275,688
                                                                         -----------    -----------

                                                                         $ 1,115,603    $ 1,111,261

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Line of credit                                                           $   394,992    $   298,992
Current portion of long-term debt                                             67,363        100,211
Accounts payable                                                              87,028        110,698
Accrued expenses                                                              28,968         54,086
Deferred income                                                              411,940        496,658
                                                                         -----------    -----------

Total current liabilities                                                    990,290      1,060,645

LONG-TERM DEBT, net of current portion                                        26,174         47,538

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, par value $.0001 per shares; 5,000,000
shares authorized (no shares issued and outstanding)                              --             --
Common Stock, $0.0001 par value, authorized 15,000,000 shares, issued and outstanding 5,150,000 shares - June 30, 1999 and
5,150,000 shares with no stated par value - December 31, 1998                    515      1,036,050
Additional paid-in capital                                                 1,010,535              0
Accumulated deficit                                                         (571,514)      (692,574)
                                                                         -----------    -----------

                                                                             491,573        343,476
Less
Deferred compensation                                                         36,667         36,667
Shareholder receivable                                                       303,731        303,731
                                                                         -----------    -----------

                                                                         $    99,139    $     3,078
                                                                         -----------    -----------

                                                                         $ 1,115,603    $ 1,111,261
                                                                         ===========    ===========

        The accompanying notes are an integral part of these statements.

                                  CIMNET, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                          Three months ended        Six months ended
                                                               June 30,                 June 30,
                                                       -----------------------   -----------------------
                                                          1999         1998         1999         1998
                                                       ----------   ----------   ----------   ----------
Net sales                                              $  779,319   $  862,356   $1,763,944   $1,544,754
Cost of goods sold                                        124,354       95,679      274,569      223,542
                                                       ----------   ----------   ----------   ----------

                      GROSS PROFIT                        654,965      766,677    1,489,375    1,321,213
                      ------------                     ----------   ----------   ----------   ----------

Operating expenses
Selling, general and administrative                       395,042      397,325      829,637      741,402
Research and development                                  189,398      238,263      430,969      482,681
                                                       ----------   ----------   ----------   ----------

                                                          584,440      635,588    1,260,606    1,224,083

                      Operating income                     70,525      131,089      228,768       97,130

Non operating interest expense                             12,594       12,457       24,909       25,641
                                                       ----------   ----------   ----------   ----------

                      Income before income tax taxes       57,731      118,632      203,860       71,488

Income taxes                                               19,050       24,798       82,800       24,798

                      NET INCOME                       $   38,881   $   93,834   $  121,060   $   46,691
                      ----------                       ==========   ==========   ==========   ==========

Net Income per common share - basic and diluted        $     0.01   $     0.02   $     0.02   $     0.01
                                                       ==========   ==========   ==========   ==========


                                  CIMNET, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)
                                                                           Six months ended June 30,
                                                                              1999         1998
                                                                            ---------    ---------
Cash flows from operating activities
Net Income (loss)                                                           $ 121,060    $  46,691
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities
Depreciation and amortization                                                  38,389       30,885
Allowance for future returns                                                   (4,709)      48,792
(Increase) decrease in assets
               Accounts receivable                                             66,719     (487,922)
               Inventories                                                    (13,140)      11,961
               Deferred tax asset                                             (10,500)          --
               Prepaid expenses                                               (32,495)      11,356
Increase (decrease) in liabilities
               Accounts payable                                               (23,670)      36,616
               Accrued expenses                                               (25,118)     (58,447)
               Deferred Income                                                (84,718)     141,005
                                                                            ---------    ---------

                      NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES      31,818     (219,063)
                      ---------------------------------------------------   ---------    ---------

Cash flows from investing activities
Purchase of property and equipment                                            (11,516)     (46,467)
                                                                            ---------    ---------

                      NET CASH USED IN INVESTING ACTIVITIES                   (11,516)     (46,467)
                      -------------------------------------                 ---------    ---------

Cash flows from financing activities
Net (payments on) proceeds from line of credit                                 96,000       16,902
Principal payments on long-term borrowings                                    (54,212)     (16,770)
Proceeds from the issuance of common stock, net                                    --      250,000
Payment of offering costs                                                     (25,000)          --
Net advances to shareholder                                                        --       (3,805)
                                                                            ---------    ---------

                      Net cash provided by (used in) financing activities      16,788      246,325
                      NET INCREASE (DECREASE) IN CASH                          37,090      (19,205)
Cash at beginning of the period                                                31,505       26,660
                                                                            ---------    ---------

Cash at end of the period                                                   $  68,595    $   7,455
                                                                            =========    =========

The accompanying notes are an integral part of these statements.

                                  CIMNET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Certain information and footnote disclosures normally included in financial statements under generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Form 10-KSB for the fiscal year ended December 31,1998. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements have been included. The results of operations for the six months ended June 30, 1999, are not necessarily indicative of the results which may be expected for the entire fiscal year.

       On June 8, 1999, the shareholders of Western Technology & Research, Inc. ("the Company") approved the reincorporation of the Company in the State of Delaware. In connection with the reincorporation, the Company changed its name to Cimnet, Inc. and adopted Cimnet's certificate of incorporation and bylaws. As a result of the change in the certificate of incorporation, the number of authorized common shares was decreased from 50,000,000 shares with no stated par value to 15,000,000 shares with a par value of $0.0001 per share. The change in par value has been reflected in the Cimnet balance sheet.

       On March 2, 1999, Western Technology a non-operating public company with 750,000 common shares outstanding and immaterial net assets, acquired 100% of the outstanding common stock of Cimnet, Inc. ("Cimnet") (the "Acquisition"). The Acquisition resulted in the owners and management of Cimnet having effective operating control of the combined entity after the Acquisition, with the existing Western Technology investors continuing as only passive investors.

       Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Cimnet for the net monetary assets of Western Technology, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill intangible is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Western Technology), are those of the "legal acquiree" (Cimnet) (i.e. the accounting acquirer). The Securities and Exchange Commission requires that capital transaction consummated after year end but prior to the issuance of the consolidated financial statements should be given retroactive effect as if the transaction had occurred on December 31, 1998.

       Accordingly, the consolidated financial statements of Western Technology as of December 31, 1998 and for the six months ended June 30, 1999, are the historical financial statements of Cimnet for the same periods adjusted for the exchange of the common stock as defined in the Agreement and Plan of Merger (the "Agreement") executed at consummation of the Acquisition.

       Under the terms of the Agreement, each outstanding common share, $0.0001 par value, of Cimnet was converted into one common share of Western Technology's common stock, no par value. The additional paid-in capital account has been combined with common stock as presented in the statement of changes in shareholders' equity. The common stock exchanged, in addition to the existing Western Technology shares outstanding, collectively resulted in the recapitalization of the Company. Earnings per share (EPS) calculations include the Company's change in capital structure for all periods presented.

                                  CIMNET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2  NET INCOME PER COMMON SHARE

       Basic net income per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per share is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effect of stock options, if dilutive, using the treasury stock method.


The Company's calculation of earnings per share in accordance with SFAS No. 128 for the six months ended June 30, 1999 is as follows:

                                                                                 Weighted
                                                                                 average
                                                                    Income         shares          Per share
                                                                 (Numerator)    (Denominator)       Amount
                                                                 -----------    ------------       ---------
Basic earnings per share
             Net income available to common stockholders             $121,060     5,150,000          $0.02
Effect of dilutive securities
             Options                                                       --       109,043             --
                                                                     --------     ---------          -----

Diluted earnings per share
             Net income available to common stockholders
                plus assumed conversions                             $121,060     5,259,043          $0.02
                                                                     ========     =========          =====

       Warrants to purchase 300,000 shares of common stock for $2.50 per share were outstanding during 1999 and expired in May, 1999. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

       Weighted average shares for the six months ended June 30, 1998 were 5,150,000 shares. Options to purchase 50,000 and 300,000 shares of common stock for $0.05 and $1.25 per share, respectively, were outstanding during 1998. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price. Warrants to purchase 300,000 shares of common stock for $2.50 per share were outstanding during 1998. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other that the date on the front of this document.


            TABLE OF CONTENTS
                                               Page
                                               ----

Available Information...................         2
Risk Factors............................         4
Use of Proceeds.........................        10
Selling Securityholder..................        10
Plan of Distribution....................        11
Legal Matters...........................        13
Experts.................................        13
Disclosure of Commission
  Position on Indemnification of
  Securities Act Liabilities ...........        13





                    CIMNET, INC.

          1,526,800 SHARES OF COMMON STOCK




                     PROSPECTUS







                       , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

         Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law and Article Tenth provides for indemnification of officers and directors.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company does not currently have any liability insurance coverage for its officers and directors.

ITEMS 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this Offering are as follows:

         SEC filing fee...............................................$   585.74
         Accounting fees and expenses*................................$10,000.00
         Legal fees and expenses*.....................................$20,000.00
         Blue Sky fees and expenses*..................................$ 5,000.00
         Printing and engraving*..................................... $ 5,000.00
         Transfer Agent's and Registrar's fees*...................... $ 1,000.00
         Miscellaneous expenses*..................................... $ 2,414.26
                                                                      ----------
         Total........................................................$44,000.00
                                                                      ==========
----------------
*   Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of Common Stock prior to the date of this Registration Statement.

         Cimnet, Inc. was incorporated on December 12, 1997 pursuant to the laws of the State of Delaware as the successor to J.N.L. Industries, Inc., a Pennsylvania corporation ("J.N.L."). The Company was organized to effectuate a reincorporation of J.N.L. with and into the Company on January 9, 1998. In connection with the merger, each share of J.N.L. common stock was converted into one share of the Company's Common Stock, resulting in the issuance of 4,430,000 shares of Common Stock.

         In connection with the execution of a Consulting Agreement with Hanover Capital Corporation in June 1998, the Company issued an option to purchase 100,000 shares of common stock at an exercise price of $1.25 per share under
Section 4(2) of the Securities Act of 1933, as amended.

         In May 1998, the Company completed the private sale of 200,000 units at a price of $2.50 per unit. Each unit included 2 shares of Common Stock and 3 Class A Common Stock Purchase Warrants. The warrants were exercisable for a period of one year at an exercise price of $2.50 per share and expired in May 1999. The Company sold units to the following investors based upon an exemption provided by Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended:

              -----------------------------------------------------
              Alex Cech                                      20,000
              -----------------------------------------------------
              Keith R. Frantz                                 8,000
              -----------------------------------------------------
              Anthony K. Knirsch                             20,000
              -----------------------------------------------------
              Portugal Investment Group, Inc.                 5,600
              -----------------------------------------------------
              Saratoga Holdings, Inc.                        48,800
              -----------------------------------------------------
              Adam Modlin                                     2,000
              -----------------------------------------------------
              Frank J. Walsh                                 20,000
              -----------------------------------------------------
              Birdie Capital Corporation                     18,000
              -----------------------------------------------------
              Donald K. Speicher                             10,000
              -----------------------------------------------------
              Go Glo Co., Inc.                               20,000
              -----------------------------------------------------
              David N. Antonson                                 800
              -----------------------------------------------------
              Kristi A. & Ronald J. Boudreau                    800
              -----------------------------------------------------
              Derek R. Clark                                    800
              -----------------------------------------------------
              Glenn Kershner                                    400
              -----------------------------------------------------
              Pamela K. Miller                                  800
              -----------------------------------------------------
              John D. & Virginia M. Richardson               10,000
              -----------------------------------------------------
              Jan & Nancy Swanson                               400
              -----------------------------------------------------
              Judith Weitzel                                  1,600
              -----------------------------------------------------
              Sasha Wainstein                                 6,000
              -----------------------------------------------------
              Lorianne Moore                                  6,000
              -----------------------------------------------------
              Gregg A. Smith                                150,000
              -----------------------------------------------------

         On January 1, 1999, the Company issued an option to purchase 350,000 shares of Common Stock to Joseph Vinhais, then the Company's President. Mr. Vinhais employment with the Company terminated in May 1999 and the option terminated in August 1999.

         On March 2, 1999, Cimnet Acquisition Corp., a Delaware corporation wholly owned by Western Technology & Research, Inc., a Wyoming corporation ("Western Tech"), merged with and into Cimnet, Inc., a Delaware corporation. In connection with the merger, each share of Cimnet common stock received one share of Western Tech, resulting in the issuance of 4,430,000 shares of Western Tech common stock.

         On June 22, 1999, Western Technology & Research, Inc., a Wyoming corporation and predecessor of Cimnet ("Western Tech"), effectuated a reincorporation of Western Tech by merging with and into Cimnet, Inc. its wholly owned Delaware subsidiary. In connection with the merger, each share of Western Tech common stock received one share of Cimnet, Inc. common stock, resulting in the issuance of 5,150,000 shares of Cimnet common stock.

ITEM 27.  EXHIBITS.

(a) EXHIBITS.

Exhibit No.       Exhibit
-----------       -------

 3.01*            Certificate of Incorporation of Cimnet.
 3.02*            By-laws, as amended, of Cimnet.
 4.01*            Specimen Certificate for shares of Cimnet's Common Stock.
10.01*            1999 Stock Plan.
10.02*            Lease Agreement for the executive offices.
23.02             Consent of Grant Thornton LLP.

* Previously filed with the Securities and Exchange Commission.

ITEM 28. UNDERTAKINGS.

         (a)  RULE 415 OFFERING

         The undersigned Registrant will:

         1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (i)  Include any prospectus required by Section 10(a)(3) of the Act;

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

         2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

         (b)  EQUITY OFFERINGS OF NONREPORTING SMALL BUSINESS ISSUERS

         The undersigned Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (c)  INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 24 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)  RULE 430A

         The undersigned Registrant will:

         1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

         2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the Offering of the securities at that time as the initial bona fide Offering of those securities.

         All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

                                    SIGNATURE

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Robesonia, Pennsylvania on November 11,1999.


                            CIMNET, INC.


                            By: /s/ JOHN D. RICHARDSON
                            -------------------------------------------------
                                John D. Richardson
                                Chairman of the Board, Chief Executive Officer
                                  and Chief Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                          TITLE                          DATE
---------                                          -----                          ----

/s/ JOHN D. RICHARDSON
-------------------------------    Chairman of the Board, Chief Executive       November 11, 1999
John D. Richardson                 Officer and Chief Accounting Officer


/s/ DAVIE BIRK                     Director                                     November 11, 1999
-------------------------------
Davie Birk


/s/ WILLIAM NYMAN
-------------------------------    Director                                     November 11, 1999
William Nyman